BLACKROCK MUNICIPAL TARGET TERM TRUST

STATEMENT OF PREFERENCES OF

REMARKETABLE VARIABLE RATE MUNI TERM PREFERRED SHARES

Table of Contents

Page

DESIGNATION [INSERT PAGE NUMBER]

DEFINITIONS [INSERT PAGE NUMBER]

TERMS [INSERT PAGE NUMBER]

1.	Number of Authorized Shares.	[INSERT PAGE NUMBER]
(a)	Authorized Shares	[INSERT PAGE NUMBER]
(b)	Capitalization	[INSERT PAGE NUMBER]

2.	Dividends.	[INSERT PAGE NUMBER]
(a)	Ranking	[INSERT PAGE NUMBER]
(b)	Cumulative Cash Dividends	[INSERT PAGE NUMBER]
(c)	Dividends Cumulative from Date of Original Issue	[INSERT PAGE NUMBER]
(d)	Dividend Payment Dates	[INSERT PAGE NUMBER]
(e)	Applicable Rates and Calculation of Dividends	[INSERT PAGE NUMBER]
(f)	Curing a Failure To Deposit	[INSERT PAGE NUMBER]
(g)	Dividend Payments by Trust to Tender and Paying Agent	[INSERT PAGE NUMBER]
(h)	Tender and Paying Agent as Trustee of Dividend Payments by Trust	[INSERT PAGE NUMBER]
(i)	Dividends Paid to Holders	[INSERT PAGE NUMBER]
(j)	Dividends Credited Against Earliest Accumulated But Unpaid Dividends[INSERT PAGE NUMBER]
(k)	Dividends Designated as Exempt-Interest Dividends	[INSERT PAGE NUMBER]

3.	Remarketings and Rate Adjustments.	[INSERT PAGE NUMBER]

4.	Gross-Up Payments and Notice of Allocations	[INSERT PAGE NUMBER]

5.	Voting Rights	[INSERT PAGE NUMBER]
(a)	One Vote Per RVMTP Share	[INSERT PAGE NUMBER]
(b)	Voting for Additional Trustees	[INSERT PAGE NUMBER]
(c)	1940 Act Matters	[INSERT PAGE NUMBER]
(d)	Exclusive Right To Vote on Certain Matters	[INSERT PAGE NUMBER]
(e)	Voting Rights Set Forth Herein Are Sole Voting Rights	[INSERT PAGE NUMBER]
(f)	No Preemptive Rights or Cumulative Voting	[INSERT PAGE NUMBER]
(g)	Voting for Trustees Sole Remedy for Trust's Failure To Pay Dividends	[INSERT PAGE NUMBER]
(h)	Holders Entitled To Vote	[INSERT PAGE NUMBER]
(i)	Grant of Irrevocable Proxy	[INSERT PAGE NUMBER]

6.	Amendments	[INSERT PAGE NUMBER]

7.	Minimum Asset Coverage and Other Financial Requirements.	[INSERT PAGE NUMBER]
(a)	Minimum Asset Coverage	[INSERT PAGE NUMBER]
(b)	Effective Leverage Ratio	[INSERT PAGE NUMBER]
(c)	Eligible Assets	[INSERT PAGE NUMBER]
(d)	Credit Quality	[INSERT PAGE NUMBER]
(e)	Liens	[INSERT PAGE NUMBER]

8.	Basic Maintenance Amount.	[INSERT PAGE NUMBER]

9.	Restrictions on Dividends and Other Distributions.	[INSERT PAGE NUMBER]
(a)	Dividends on Preferred Shares Other Than RVMTP Shares	[INSERT PAGE NUMBER]
(b)	Dividends and Other Distributions With Respect to Common Shares Under the 1940 Act	[INSERT PAGE NUMBER]
(c)	Other Restrictions on Dividends and Other Distributions	[INSERT PAGE NUMBER]

10.	Rating Agency Restrictions	[INSERT PAGE NUMBER]

11.	Redemption.	[INSERT PAGE NUMBER]
(a)	Optional Redemption	[INSERT PAGE NUMBER]
(b)	Term/Mandatory Redemption	[INSERT PAGE NUMBER]
(c)	Notice of Redemption	[INSERT PAGE NUMBER]
(d)	No Redemption Under Certain Circumstances	[INSERT PAGE NUMBER]
(e)	Absence of Funds Available for Redemption	[INSERT PAGE NUMBER]
(f)	Tender and Paying Agent as Trustee of Redemption Payments by Trust	[INSERT PAGE NUMBER]
(g)	Shares for Which Notice of Redemption Has Been Given Are No Longer Outstanding	[INSERT PAGE NUMBER]
(h)	Compliance With Applicable Law	[INSERT PAGE NUMBER]
(i)	Only Whole RVMTP Shares May Be Redeemed	[INSERT PAGE NUMBER]
(j)	Modification of Redemption Procedures	[INSERT PAGE NUMBER]

12.	Liquidation Rights.	[INSERT PAGE NUMBER]
(a)	Ranking	[INSERT PAGE NUMBER]
(b)	Distributions Upon Liquidation	[INSERT PAGE NUMBER]
(c)	Pro Rata Distributions	[INSERT PAGE NUMBER]
(d)	Rights of Junior Shares	[INSERT PAGE NUMBER]
(e)	Certain Events Not Constituting Liquidation	[INSERT PAGE NUMBER]

13.	Transfers.	[INSERT PAGE NUMBER]

14.	Miscellaneous.	[INSERT PAGE NUMBER]
(a)	No Fractional Shares	[INSERT PAGE NUMBER]
(b)	Status of RVMTP Shares Redeemed, Exchanged or Otherwise Acquired by the Trust	[INSERT PAGE NUMBER]
(c)	Treatment of RVMTP Shares as Equity	[INSERT PAGE NUMBER]
(d)	Board May Resolve Ambiguities	[INSERT PAGE NUMBER]
(e)	Headings Not Determinative	[INSERT PAGE NUMBER]
(f)	Notices	[INSERT PAGE NUMBER]
(g)	Tender and Paying Agent	[INSERT PAGE NUMBER]
(h)	Securities Depository	[INSERT PAGE NUMBER]
(i)	Voluntary Bankruptcy	[INSERT PAGE NUMBER]
(j)	Applicable Law Restrictions and Requirements	[INSERT PAGE NUMBER]
(k)	Information	[INSERT PAGE NUMBER]
(l)	Tax Status of the Trust	[INSERT PAGE NUMBER]
(m)	Maintenance of Existence	[INSERT PAGE NUMBER]
(n)	Compliance with Law	[INSERT PAGE NUMBER]
(o)	Maintenance of Approvals: Filings, Etc	[INSERT PAGE NUMBER]
(p)	1940 Act Registration	[INSERT PAGE NUMBER]
(q)	Compliance with Eligible Assets Definition	[INSERT PAGE NUMBER]
(r)	Access to Information Relating to Compliance with Eligible Assets Definition	[INSERT PAGE NUMBER]
(s)	Purchase by Affiliates	[INSERT PAGE NUMBER]
(t)	Audits	[INSERT PAGE NUMBER]
(u)	Applicable State Law for Trusts	[INSERT PAGE NUMBER]
(v)	Remarketing Agent	[INSERT PAGE NUMBER]
(w)	Ratings	[INSERT PAGE NUMBER]

15.	Global Certificate	[INSERT PAGE NUMBER]

Appendix A:  Eligible Assets Appendix A-1
Appendix B:  Remarketing Appendix B-1
Annex A:  Notice of Remarketing from a Beneficial Owner Annex A-1
Annex B:  Notice of Remarketing from the Trust Annex B-1

Annex C:  Notice of Receipt of Notice of Remarketing Annex C-1
Annex D:  Mandatory Tender Notice Annex D-1

BLACKROCK MUNICIPAL TARGET TERM TRUST

STATEMENT OF PREFERENCES OF

REMARKETABLE VARIABLE RATE MUNI TERM PREFERRED SHARES

BlackRock Municipal Target Term Trust, a Delaware Statutory Trust (the "Trust"), hereby certifies that:

FIRST:  Pursuant to authority expressly vested in the Board of Trustees of the Trust by Article VI of the Trust's Agreement and Declaration of Trust (the "Declaration of Trust"), a duly authorized committee of the Board of Trustees of the Trust approved the issuance of 150 preferred shares of beneficial interest in the Trust, par value $0.001 per share, as Remarketable Variable Rate Muni Term Preferred Shares (the "RVMTP Shares") on January 8, 2013.  The RVMTP Shares may be issued in one or more series, as designated and authorized by the Board of Trustees or a duly authorized committee thereof from time to time (each series of RVMTP Shares that may be authorized and issued, a "Series").

SECOND:  The preferences (including liquidation preference), voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of the shares of each Series of RVMTP Shares are as follows or as set forth in an amendment to this Statement of Preferences or otherwise in the Trust's Declaration of Trust (each such Series being referred to herein as a "Series of RVMTP Shares"):

DESIGNATION

Series W-7: A series of 150 preferred shares of beneficial interest in the Trust, par value $0.001 per share, liquidation preference $5,000,000 per share, is hereby authorized and designated "Series W-7 RVMTP Shares".  Each Series W-7 RVMTP Share shall be issued on a date or dates determined by the Board of Trustees of the Trust or pursuant to their delegated authority; have an Applicable Rate on the Closing Date equal to the sum of 0.65% per annum plus the Securities Industry and Financial Markets Association ("SIFMA") Municipal Swap Index, published periodically at approximately 3:00 p.m., New York City time, on Wednesdays, including January 9, 2013; and have such other preferences, voting powers, restrictions, limitations as to dividends and distributions, qualifications and terms and conditions of redemption, required by Applicable Law and that are expressly set forth in this Statement of Preferences and the Declaration of Trust.  The Series W-7 RVMTP Shares shall constitute a separate series of preferred shares of beneficial interest in the Trust and each Series W-7 RVMTP Share shall be identical.  Except as otherwise provided with respect to any additional Series of RVMTP Shares, the terms and conditions of this Statement of Preferences apply to each Series of RVMTP Shares.

DEFINITIONS

The following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

"1940 Act" means the Investment Company Act of 1940, as amended.

"Additional Funding Date" means each date, if any, no later than March 31, 2013, on which the Purchaser shall purchase additional RVMTP Shares pursuant to an executed funding request notice and subject to satisfaction of the conditions set forth in the Purchase Agreement.

"Affected Series" shall have the meaning set forth in Section 6(d) of this Statement of Preferences.

"Agent Member" means a Person with an account at the Securities Depository that holds one or more RVMTP Shares through the Securities Depository, directly or indirectly, for a Beneficial Owner and that will be authorized and instructed, directly or indirectly, by a Beneficial Owner to disclose information to the Remarketing Agent (if any) and the Tender and Paying Agent with respect to such Beneficial Owner.

"Applicable Base Rate" means the SIFMA Municipal Swap Index.

"Applicable Law" means Delaware State law (including, without limitation, the Delaware Statutory Trusts laws), the federal law of the United States (including, without limitation, the 1940 Act), and those provisions incorporated by reference in Section 14(u) of this Statement of Preferences.

"Applicable Rate" means the dividend rate per annum on any RVMTP Shares for a Rate Period determined as set forth in Section 2(e)(i) of this Statement of Preferences or in the definition of "Maximum Rate", as applicable (i.e., whichever is less).

"Applicable Rate Determination" means each periodic operation of the process of determining the Applicable Rate for the RVMTP Shares for a Subsequent Rate Period.

"Applicable Spread" shall have the meaning set forth in Section 2(e)(ii) of this Statement of Preferences.

"Applicable Spread Determination Date" means (i) with respect to the Initial Rate Period, the Business Day immediately preceding the Date of Original Issue of such Series and (ii) with respect to any Remarketing Rate Period, no later than the last Business Day preceding the start of such Remarketing Rate Period.

"Basic Maintenance Amount", as of any Valuation Date, shall have the meaning set forth in the Rating Agency Guidelines.

"Basic Maintenance Cure Date", with respect to the failure by the Trust to satisfy the Basic Maintenance Amount (as required by Section 8(a) of this Statement of Preferences) as of a given Valuation Date, shall have the meaning set forth in the Rating Agency Guidelines, but in no event shall it be longer than ten (10) Business Days following such Valuation Date.

"Beneficial Owner" means a Person in whose name RVMTP Shares are recorded as beneficial owner of such RVMTP Shares by the Securities Depository, an Agent Member or other securities intermediary on the records of such Securities Depository, Agent Member or securities intermediary, as the case may be, or such Person's subrogee.

"Board of Trustees" means the Board of Trustees of the Trust or any duly authorized committee thereof.

"Business Day" means a day (a) other than a day on which commercial banks in The City of New York, New York are required or authorized by law or executive order to close and (b) on which the New York Stock Exchange is not closed.

"Closed-End Funds" shall have the meaning set forth in Section 13 of this Statement of Preferences.

"Closing Date" means January 10, 2013.

"Code" means the U.S. Internal Revenue Code of 1986, as amended.

"Common Shares" means the common shares of beneficial interest, par value $0.001 per share, of the Trust.

"Cure Date" means the Basic Maintenance Cure Date, the Minimum Asset Coverage Cure Date or the last day of the Effective Leverage Ratio Cure Period, as the case may be.

"Custodian" means a bank, as defined in Section 2(a)(5) of the 1940 Act, that has the qualifications prescribed in paragraph 1 of Section 26(a) of the 1940 Act, or such other entity as shall be providing custodian services to the Trust as permitted by the 1940 Act or any rule, regulation, or order thereunder, and shall include, as appropriate, any similarly qualified sub-custodian duly appointed by the Custodian.

"Date of Original Issue", with respect to any RVMTP Share, means the date on which such RVMTP Share was issued.

"Declaration of Trust" means the Agreement and Declaration of Trust, as amended and supplemented (including by the Statement of Preferences), of the Trust.

"Defeased Securities" means a security for which cash, cash equivalents or other eligible property has been pledged in an amount sufficient to make all required payments on such security to and including maturity (including any accelerated maturity pursuant to a permitted redemption), in accordance with the instrument governing the issuance of such security.

"Deposit Securities" means, as of any date, any United States dollar-denominated security or other investment of a type described below that either (i) is a demand obligation payable to the holder thereof on any Business Day or (ii) has a maturity date, mandatory redemption date or mandatory payment date, on its face or at the option of the holder, preceding the relevant payment date in respect of which such security or other investment has been deposited or set aside as a Deposit Security:

(1)           cash or any cash equivalent;

(2)           any U.S. Government Security;

(3)           any Municipal Obligation that has a credit rating from at least one NRSRO that is the highest applicable rating generally ascribed by such NRSRO to Municipal Obligations with substantially similar terms as of the date of this Statement of Preferences (or such rating's future equivalent), including (A) any such Municipal Obligation that has been pre-refunded by the issuer thereof with the proceeds of such refunding having been irrevocably deposited in trust or escrow for the repayment thereof and (B) any such fixed or variable rate Municipal Obligation that qualifies as an eligible security under Rule 2a-7 under the 1940 Act as amended or as in effect on the Closing Date;

(4)           any investment in any money market fund registered under the 1940 Act that qualifies under Rule 2a-7, or similar investment vehicle described in Rule 12d1-1(b)(2) under the 1940 Act, that invests principally in Municipal Obligations or U.S. Government Securities or any combination thereof; or

(5)           any letter of credit from a bank or other financial institution that has a credit rating from at least one NRSRO that is the highest applicable rating generally ascribed by such NRSRO to bank deposits or short-term debt of similar banks or other financial institutions as of the date of this Statement of Preferences (or such rating's future equivalent).

"Derivative Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, forward swap transactions, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, futures contracts, repurchase transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement or cleared on an exchange or other clearing organization, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any such Master Agreement.

"Derivative Termination Value" means, in respect of any one or more Derivative Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivative Contracts, (a) for any date on or after the date such Derivative Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Derivative Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivative Contracts (which may include a Holder or an affiliate of the Holder) or (c) for any date on which Derivative Contracts are traded on an exchange, the last reported sale price.

"Discounted Value" as of any Valuation Date, shall have the meaning set forth in the Rating Agency Guidelines.

"Dividend Payment Date" means the date that is the first Business Day of each calendar month.

"Dividend Period" means, with respect to RVMTP Shares, in the case of the first Dividend Period, the period beginning on the Date of Original Issue for such RVMTP Shares and ending on and including the last calendar day of the month in which such Date of Original Issue falls and for each subsequent Dividend Period, the period beginning on and including the first calendar day of the month following the month in which the previous Dividend Period ended and ending on and including the last calendar day of such month.

"Earliest Redemption Date" means one year following the later of (i) the Date of Original Issue or (ii) the last Additional Funding Date.

"Effective Leverage Ratio" means the quotient of:

(A)           the sum of (i) the aggregate liquidation preference of the Trust's "senior securities" (as that term is defined in the 1940 Act) that are shares of beneficial interest in the Trust, plus any accumulated but unpaid dividends thereon, excluding, without duplication, any such senior securities for which the Trust has issued a notice of redemption and either has delivered Deposit Securities or sufficient funds (in accordance with the terms of such senior securities) to the paying agent for such senior securities or otherwise has adequate Deposit Securities on hand and segregated on the books and records of the Custodian for the purpose of such redemption; (ii) the aggregate principal amount of a Trust's "senior securities representing indebtedness" (as that term is defined in the 1940 Act), plus any accrued but unpaid interest thereon; (iii) the aggregate principal amount of floating rate trust certificates corresponding to the associated residual floating rate trust certificates owned by the Trust (less the aggregate principal amount of any such floating rate trust certificates owned by the Trust and corresponding to the associated residual floating rate trust certificates owned by the Trust); and (iv) the aggregate amount of the Trust's repurchase obligations under repurchase agreements;

divided by

(B)           the sum of (i) the Market Value of the Trust's total assets (including amounts attributable to senior securities but excluding, any assets consisting of Deposit Securities relating to senior securities for which the Trust has issued a notice of redemption and either has delivered Deposit Securities or sufficient funds (in accordance with the terms of such senior securities) to the paying agent for such senior securities or otherwise has adequate Deposit Securities on hand and segregated on the books and records of the Custodian for the purpose of such redemption), less the sum of (A) the amount of the Trust's accrued liabilities (which accrued liabilities shall include net obligations of the Trust under each Derivative Contract in an amount equal to the Derivative Termination Value thereof payable by the Trust to the related counterparty), other than liabilities for the aggregate principal amount of senior securities representing indebtedness, and (B) the Overconcentration Amount; and (ii) the aggregate principal amount of floating rate trust certificates corresponding to the associated residual floating rate trust certificates owned by the Trust (less the aggregate principal amount of any such floating rate trust certificates owned by the Trust and corresponding to the associated residual floating rate trust certificates owned by the Trust).

"Effective Leverage Ratio Cure Period" shall have the meaning specified in Section 7(b) of this Statement of Preferences.

"Electronic Means" means email transmission, facsimile transmission or other similar electronic means of communication providing evidence of transmission (but excluding online communications systems covered by a separate agreement) acceptable to the sending party and the receiving party, in any case if operative as between any two parties, or, if not operative, by telephone (promptly confirmed by any other method set forth in this definition), which, in the case of notices to the Tender and Paying Agent, shall be sent by such means as set forth in the Tender and Paying Agent Agreement.

"Eligible Assets" means the instruments listed on Appendix A hereto.

"Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

"Failed Remarketing" means the failure to resell all RVMTP Shares that were the subject of a Notice of Remarketing as described in Section 3(a) of this Statement of Preferences.

"Failed Remarketing Date" means in the case of a Failed Remarketing the date that would have been the Remarketing Date if the Remarketing had been successful.

"Failed Remarketing Rate" means the sum of the Applicable Base Rate and the Failed Remarketing Spread.

"Failed Remarketing Spread" means in the case of (i) a Failed Remarketing following a Mandatory Tender, the sum of the last Applicable Spread in effect immediately prior to the Failed Remarketing Date for such Failed Remarketing and 0.75% and (ii) a Failed Remarketing not associated with a Mandatory Tender, the sum of the last Applicable Spread in effect immediately prior to the Failed Remarketing Date for such Failed Remarketing and 0.25%.  For the avoidance of doubt, the reference to the Applicable Spread in this definition excludes any Failed Remarketing Spread.

"Failure to Deposit" means, with respect to RVMTP Shares, a failure by the Trust to pay to the Tender and Paying Agent, not later than 12:00 noon, New York City time, (A) on the Business Day immediately preceding any Dividend Payment Date for such RVMTP Shares, in funds available on such Dividend Payment Date in The City of New York, New York, the full amount of any dividend to be paid on such Dividend Payment Date on any share of such Series or (B) on the Business Day immediately preceding any Redemption Date in funds available on such Redemption Date for such RVMTP Shares in The City of New York, New York, the Redemption Price to be paid on such Redemption Date for any share of such Series after Notice of Redemption is provided pursuant to Section 11(c) of this Statement of Preferences; provided, however, that, notwithstanding anything expressed or implied herein to the contrary, (i) the foregoing clause (A) shall not apply during an applicable Grace Period, (ii) the foregoing clause (B) shall not apply to the Trust's failure to pay the Redemption Price in respect of RVMTP Shares when the related Notice of Redemption provides that redemption of such shares is subject to one or more conditions precedent and any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption, and (iii) a Failure to Deposit shall not be deemed to have occurred if the Trust is unable to make the payments in clause (A) or clause (B) due to the lack of legally available funds under Applicable Law or because of any other Applicable Law restrictions on such payments.

"Fitch" means Fitch Ratings, a part of the Fitch Group, which is jointly owned by Fimalac, S.A. and Hearst Corporation, or any successor or successors thereto.

"Fitch Eligible Assets" means assets of the Trust set forth in the Fitch Guidelines as eligible for inclusion in calculating the Discounted Value of the Trust's assets in connection with Fitch ratings of RVMTP Shares at the request of the Trust.

"Fitch Guidelines" means the guidelines applicable to Fitch's then current ratings of the RVMTP Shares provided by Fitch in connection with Fitch's ratings of the RVMTP Shares at the request of the Trust (a copy of which is available on request to the Trust), in effect on the date hereof and as may be amended from time to time, provided, however, that any such amendment will not be effective for thirty (30) days from the date that Fitch provides final notice of such amendment to the Trust or such earlier date as the Trust may elect.

"Fitch Provisions" means Sections 8, 9(c)(B) and 10 of this Statement of Preferences with respect to Fitch, and any other provisions hereof with respect to Fitch's ratings of RVMTP Shares at the request of the Trust, including any provisions with respect to obtaining and maintaining a rating on RVMTP Shares from Fitch.  The Trust is required to comply with the Fitch Provisions only if Fitch is then rating RVMTP Shares at the request of the Trust.

"Grace Period" means a period beginning at 12:00 noon, New York City time on the Business Day preceding immediately any Dividend Payment Date and ending at 12:00 noon, New York City time, on the third Business Day next succeeding the start of such period.  In addition, Grace Period means a period beginning on the Business Day that the Tender and Paying Agent notifies the Trust that a Failure to Deposit with respect to accrued but unpaid dividends has occurred as a result of a clerical error by the Tender and Paying Agent in calculating accrued but unpaid dividends stating the amount of remaining accrued but unpaid dividends and ending at 12:00 noon, New York City time, on the third Business Day next succeeding the start of such period.

"Gross-up Payment" means payment to a Beneficial Owner of an amount which, when taken together with the aggregate amount of Taxable Allocations made to such Beneficial Owner to which such Gross-up Payment relates, would cause such Beneficial Owner's dividends in dollars (after giving effect to regular federal income tax consequences) from the aggregate of such Taxable Allocations and the related Gross-up Payment to be equal to the dollar amount of the dividends which would have been received by such Beneficial Owner if the amount of such aggregate Taxable Allocations would have been excludable from the gross income of such Beneficial Owner.  Such Gross-up Payment shall be calculated (i) without consideration being given to the time value of money; (ii) assuming that no Beneficial Owner of RVMTP Shares is subject to the federal alternative minimum tax with respect to dividends received from the Trust; (iii) assuming that each Taxable Allocation and each Gross-up Payment (except to the extent such Gross-up Payment is properly designated as an exempt-interest dividend under Section 852(b)(5) of the Code or successor provisions) would be taxable in the hands of each Beneficial Owner of RVMTP Shares at the maximum marginal regular federal individual income tax rate applicable to ordinary income or net capital gains, as applicable, or the maximum marginal regular federal corporate income tax rate applicable to ordinary income or net capital gains, as applicable, whichever is greater, in effect at the time such Gross-up Payment is made; and (iv) assuming that each Taxable Allocation and each Gross-up Payment would not be subject to the tax imposed by Section 1411 of the Code or any similar Medicare or other surtax.

"Holder" means a Person in whose name a RVMTP Share is registered in the registration books of the Trust maintained by the Tender and Paying Agent.

"Increased Rate Event" means the occurrence of any of the following events:

(a)           failure by the Trust to pay when due the full amount of accrued but unpaid dividends on any Dividend Payment Date (other than a failure by the Trust to so pay due to the lack of legally available funds under Applicable Law or because of any other Applicable Law restrictions on such payments).  This Increased Rate Event shall be considered cured on the date the Trust pays the full amount of such accrued but unpaid dividends;

(b)           failure by the Trust to make any redemption payment pursuant to Section 11 of this Statement of Preferences (other than a failure by the Trust to so pay due to the lack of legally available funds under Applicable Law or because of any other Applicable Law restrictions on such payments).  This Increased Rate Event shall be considered cured on the date the Trust makes such redemption payment;

(c)           failure by the Trust to pay when due the full amount of accrued but unpaid dividends in respect of Gross-up Payments required to be paid pursuant to Section 4(b), (other than a failure by the Trust to so pay due to the lack of legally available funds under Applicable Law or because of any other Applicable Law restrictions on such payments).  This Increased Rate Event shall be considered cured on the date the Trust pays the full amount of such accrued but unpaid dividends in respect of Gross-up Payments required to paid pursuant to Section 4(b);

(d)           failure by the Trust to have cured on or before the applicable Minimum Asset Coverage Cure Date any failure to maintain Minimum Asset Coverage as required by Section 7(a).  This Increased Rate Event shall be considered cured on the date the Trust next achieves Minimum Asset Coverage;

(e)           failure by the Trust on the last day of an applicable Effective Leverage Ratio Cure Period to have an Effective Leverage Ratio of not greater than 45%.  This Increased Rate Event shall be considered cured on the date the Trust next has an Effective Leverage Ratio of not greater than 45%;

(f)           failure by the Trust to make investments only in Eligible Assets as required by Section 7(c).  This Increased Rate Event shall be considered cured on the date the Trust has disposed of any investments made in violation of Section 7(c);

(g)           failure by the Trust to maintain compliance with Section 7(d).  This Increased Rate Event shall be considered cured on the date the Trust returns to compliance with Section 7(d);

(h)           the creation, incurrence, or existence of any lien in violation of Section 7(e).  This Increased Rate Event shall be considered cured on the date that such lien is released or discharged;

(i)           failure by the Trust on the Basic Maintenance Cure Date to satisfy the Basic Maintenance Amount as of the Valuation Date pertaining to such Basic Maintenance Cure Date.  This Increased Rate Event shall be considered cured on the date that the Trust satisfies the Basic Maintenance Amount as of such Valuation Date;

(j)           the declaration, payment or setting apart for payments any dividend or other distribution in violation of Section 9.  Such Increased Rate Event shall be considered cured (i) in the case of any declaration or setting apart for payment of any dividend or other distribution, on the date such action is effectively rescinded, set aside, reversed, revoked, or otherwise rendered null and (ii) in any other case, on the first date thereafter that the Trust is not prohibited pursuant to Section 9 from declaring, paying or setting apart for payment a cash dividend or other cash distribution in respect of the Common Shares;

(k)           unless pursuant to an order of the court of competent jurisdiction, the payment or distribution of any assets of the Trust in violation of Section 12(b) or 12(c);

(l)           failure of the Trust to comply with Section 14(h).  This Increased Rate Event will be considered cured on the date the Trust shall next maintain settlement of RVMTP Shares in global book entry form through the Securities Depository;

(m)           failure of the Trust to comply with Section 14(i).  This Increased Rate Event will be considered cured on the date such filing or application has been withdrawn, rescinded or dismissed;

(n)           failure of the Trust to comply with Section 14(t).  This Increased Rate Event will be considered cured on the date the Trust produces financial statements audited in accordance with the standards of the Public Company Accounting Oversight Board (United States);

(o)           any determination is made by the Trust or the U.S. Internal Revenue Service that the RVMTP Shares are not equity in a regulated investment company for federal income tax purposes.  This Increased Rate Event will be considered cured on the date such determination is reversed, revoked or rescinded;

(p)           failure by the Trust to have duly authorized any Related Document.  This Increased Rate Event shall be considered cured on the date the Trust duly authorizes each such Related Document that was not previously duly authorized; or

(q)           failure by the Trust to provide the information required by Section 13(d) and such failure is not cured by the fifth Business Day following written request.  This Increased Rate Event shall be considered cured on the date the Trust furnishes the information specified in the foregoing sentence.

"Information Statement" means the information statement of the Trust relating to the offering and sale of RVMTP Shares, dated January 10, 2013.

"Initial Rate Period" with respect to the RVMTP Shares of any Series, means the period commencing on and including the Date of Original Issue thereof and ending on, and including the next succeeding Wednesday or if such day is not a Business Day, the next succeeding Business Day.

"Investment Adviser" shall mean BlackRock Advisors, LLC, or any successor investment advisor to the Trust.

"Investment Grade" means, any obligation, the highest rating for which from any of Moody's, Standard & Poor's ("S&P") and Fitch is:

(a)           higher than "Ba1" or its equivalent, in the case of Moody's;

(b)           higher than "BB+" or its equivalent, in the case of S&P; and

(c)           higher than "BB+" or its equivalent, in the case of Fitch.

"LIBOR Dealer" means Wells Fargo Bank, National Association and such other dealer or dealers as the Trust from time to time may appoint or in lieu of any thereof, their respective affiliates and successors.

"LIBOR Rate" means, on any Rate Determination Date, (i) the rate for deposits in United States dollars for the designated Rate Period, which appears on Reuters display page LIBOR01 ("Page LIBOR01") (or such other page as may replace that page on that service, or such other service as may be selected by the LIBOR Dealer or its successors that are LIBOR Dealers) as of 11:00 a.m. London, England time, on the day that is the London Business Day preceding the Rate Determination Date (the "LIBOR Determination Date"), or (ii) if such rate does not appear on Page LIBOR01 or such other page as may replace such Page LIBOR01, (A) the LIBOR Dealer shall determine the arithmetic mean of the offered quotations of the Reference Banks to leading banks in the London interbank market for deposits in U.S. dollars for the designated Rate Period in an amount determined by such LIBOR Dealer by reference to requests for quotations as of approximately 11:00 a.m. (London, England time) on such date made by such LIBOR Dealer to the Reference Banks, (B) if at least two of the Reference Banks provide such quotations, the LIBOR Rate shall equal such arithmetic mean of such quotations, (C) if only one or none of the Reference Banks provide such quotations, the LIBOR Rate shall be deemed to be the arithmetic mean of the offered quotations that leading banks in The City of New York, New York selected by the LIBOR Dealer (after obtaining the Trust's approval) are quoting on the relevant LIBOR Determination Date for deposits in United States dollars for the designated Rate Period in an amount determined by the LIBOR Dealer (after obtaining the Trust's approval) that is representative of a single transaction in such market at such time by reference to the principal London, England offices of leading banks in the London interbank market; provided, however, that if one of the LIBOR Dealers does not quote a rate required to determine the LIBOR Rate, the LIBOR Rate will be determined on the basis of the quotation or quotations furnished by any Substitute LIBOR Dealer or Substitute LIBOR Dealers selected by the Trust to provide such rate or rates not being supplied by the LIBOR Dealer; provided further, that if the LIBOR Dealer and Substitute LIBOR Dealers are required but unable to determine a rate in accordance with at least one of the procedures provided above, the LIBOR Rate shall be the LIBOR Rate as determined on the previous Rate Determination Date.  If the number of days in a Rate Period shall be (i) seven (7) or more but fewer than twenty-one (21) days, such rate shall be the seven-day LIBOR rate; (ii) twenty-one (21) or more but fewer than forty-nine (49) days, such rate shall be the one-month LIBOR rate; (iii) forty-nine (49) or more but fewer than seventy-seven (77) days, such rate shall be the two-month LIBOR rate; (iv) seventy-seven (77) or more but fewer than one hundred twelve (112) days, such rate shall be the three-month LIBOR rate; (v) one hundred twelve (112) or more but fewer than one hundred forty (140) days such rate shall be the four-month LIBOR rate; (vi) one hundred forty (140) or more but fewer than one hundred sixty-eight (168) days, such rate shall be the five-month LIBOR rate; (vii) one hundred sixty eight (168) or more but fewer than one hundred eighty-nine (189) days, such rate shall be the six-month LIBOR rate; (viii) one hundred eighty-nine (189) or more but fewer than two hundred seventeen (217) days, such rate shall be the seven-month LIBOR rate; (ix) two hundred seventeen (217) or more but fewer than two hundred fifty-two (252) days, such rate shall be the eight-month LIBOR rate; (x) two hundred fifty-two (252) or more but fewer than two hundred eighty-seven (287) days, such rate shall be the nine-month LIBOR rate; (xi) two hundred eighty-seven (287) or more but fewer than three hundred fifteen (315) days, such rate shall be the ten-month LIBOR rate; (xii) three hundred fifteen (315) or more but fewer than three hundred forty-three (343) days, such rate shall be the eleven-month LIBOR rate; and (xiii) three hundred forty-three (343) or more but fewer than three hundred sixty-five (365) days, such rate shall be the twelve-month LIBOR rate.

"Liquidation Preference" means $5,000,000 per share.

"London Business Day" means any day on which commercial banks are generally open for business in London, England.

"Low Investment Grade" means any obligation, the highest rating for which from any of Moody's, S&P and Fitch is:

(a)           lower than "A3" but higher than "Ba1" or its equivalent, in the case of Moody's;

(b)           lower than "A-" but higher than "BB+" or its equivalent, in the case of S&P; and

(c)           lower than "A-" but higher than "BB+" or its equivalent, in the case of Fitch.

"Major Covenant Compliance" means, at any particular time, the Trust is maintaining (i) the Basic Maintenance Amount for each Rating Agency, (ii) Minimum Asset Coverage and (iii) the Effective Leverage Ratio at the levels required by this Statement of Preference.

"Majority of the Holders" means the Holders of more than 50% of the aggregate Outstanding amount of the RVMTP Shares.

"Majority of the RVMTP Shares" means more than 50% of the aggregate Outstanding amount of the RVMTP Shares.

"Managed Assets" means the Trust's total assets (including any assets attributable to money borrowed for investment purposes) minus the sum of the Trust's accrued liabilities (other than money borrowed for investment purposes).  For the avoidance of doubt, assets attributable to money borrowed for investment purposes includes the portion of the Trust's assets in a tender option bond trust of which the Trust owns the residual interest (without regard to the value of the residual interest to avoid double counting).

"Mandatory Redemption" means, in connection with a Failed Remarketing, a redemption of RVMTP Shares by the Trust out of funds legally available therefor under Applicable Law and otherwise in accordance with Applicable Law, at the Purchase Price on the first Business Day occurring 183 days following the Failed Remarketing Date but in no event earlier than the Earliest Redemption Date.

"Mandatory Tender" means, in connection with a Remarketing, the required tender of all RVMTP Shares to the Tender and Paying Agent for purchase on the applicable Remarketing Date at the Purchase Price.

"Mandatory Tender Notice" means, in connection with a Mandatory Tender of RVMTP Shares resulting from one or more Notice of Remarketing submitted by Beneficial Owners or their Agent Members, a notice delivered by the Trust or the Tender and Paying Agent on behalf of the Trust to the Holders specifying a Remarketing Date in substantially the form attached hereto as Annex D.

"Market Value" of any asset of the Trust means the market value thereof determined by an independent third-party pricing service designated pursuant to the Trust's valuation policies and procedures approved from time to time by the Board of Trustees for use in connection with the determination of the Trust's net asset value.  Market Value of any asset shall include any interest or dividends, as applicable, accrued thereon.  The pricing service values portfolio securities at the mean between the quoted bid and asked price or the yield equivalent when quotations are readily available.  Securities for which quotations are not readily available are valued at fair value as determined by the pricing service using methods which include consideration of: yields or prices of municipal bonds of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions.  The pricing service may employ electronic data processing techniques or a matrix system, or both, to determine valuations.

"Maximum Rate" means 10% per annum, increased by any applicable Gross-up Payment due and payable in accordance with Section 4 of this Statement of Preferences.

"Minimum Asset Coverage" means asset coverage, as defined in Section 18(h) of the 1940 Act as in effect on the Closing Date (excluding from (1) the denominator of such asset coverage test any such senior securities for which the Trust has issued a notice of redemption and either has delivered Deposit Securities or sufficient funds (in accordance with the terms of such senior securities) to the paying agent for such senior securities or otherwise has adequate Deposit Securities or sufficient deposits on hand and segregated on the books and records of the Custodian for the purpose of such redemption and (2) the numerator of such asset coverage test, any Deposit Securities referred to in the previous clause (1)) of at least 225% with respect to all outstanding senior securities of the Trust which are shares of beneficial interest in the Trust, including all Outstanding RVMTP Shares (or, if higher, such other asset coverage as may be specified in or under the 1940 Act as in effect from time to time as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock).

"Minimum Asset Coverage Cure Date", with respect to the failure by the Trust to maintain the Minimum Asset Coverage (as required by Section 7 of this Statement of Preferences), means the tenth Business Day following such failure.

"Moody's" means Moody's Investors Service, Inc., a Delaware corporation, or any successor thereto.

"Moody's Discount Factor" means the discount factors set forth in the Moody's Guidelines for use in calculating the Discounted Value of the Trust's assets in connection with Moody's ratings of RVMTP Shares at the request of the Trust.

"Moody's Eligible Assets" means assets of the Trust set forth in the Moody's Guidelines as eligible for inclusion in calculating the Discounted Value of the Trust's assets in connection with Moody's ratings of RVMTP Shares at the request of the Trust.

"Moody's Guidelines" means the guidelines applicable to Moody's then current ratings of the RVMTP Shares, provided by Moody's in connection with Moody's ratings of the RVMTP Shares at the request of the Trust (a copy of which is available on request to the Trust), in effect on the date hereof and as may be amended from time to time, provided, however that any such amendment will not be effective for thirty (30) days from the date that Moody's provides final notice of such amendment to the Trust or such earlier date as the Trust may elect.

"Moody's Provisions" means Sections 8, 9(c)(B) and 10 of this Statement of Preferences with respect to Moody's, and any other provisions hereof with respect to Moody's ratings of RVMTP Shares at the request of the Trust, including any provisions with respect to obtaining and maintaining a rating on RVMTP Shares from Moody's.  The Trust is required to comply with the Moody's Provisions only if Moody's is then rating RVMTP Shares at the request of the Trust.

"Municipal Obligations" has the meaning set forth in the Glossary of the Information Statement.

"Net Tax-Exempt Income" means the excess of the amount of interest excludable from gross income under Section 103(a) of the Code over the amounts disallowed as deductions under Sections 265 and 171(a)(2) of the Code.

"Notice of Redemption" means any notice with respect to the redemption of RVMTP Shares pursuant to Section 11(c) of this Statement of Preferences.

"Notice of Remarketing" means a written notice of exercise by a Beneficial Owner (or its Agent Member) or the Trust of its respective right to demand a Remarketing substantially in the form attached hereto as Annex A in the case of a Beneficial Owner and Annex B in the case of the Trust.

"Notice of Revocation" means, in connection with the revocation by the Trust or a Beneficial Owner or its Agent Member of its Notice of Remarketing, a notice, substantially in the form attached to the Tender and Paying Agent Agreement, delivered by the Trust or a Beneficial Owner or its Agent Member to the Tender and Paying Agent indicating an intention to revoke the tender of some or all of the RVMTP Shares for sale on a Remarketing Date pursuant to paragraph (f) of Appendix B of this Statement of Preferences.

"Notice Parties" means the Trust, the Tender and Paying Agent, the Remarketing Agent (with respect to notice given by the Tender and Paying Agent, to the extent the identity of the Remarketing Agent has been notified to the Tender and Paying Agent) (if any) and each Holder of RVMTP Shares.

"NRSRO" means a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act that is not an "affiliated person" (as defined in Section 2(a)(3) of the 1940 Act) of the Trust, including, at the date hereof, Moody's and Fitch.

"Other Rating Agency" means each NRSRO, if any, other than Fitch or Moody's then providing a rating for the RVMTP Shares at the request of the Trust.

"Other Rating Agency Eligible Assets" means assets of the Trust set forth in the Other Rating Agency Guidelines as eligible for inclusion in calculating the Discounted Value of the Trust's assets in connection with Other Rating Agency ratings of RVMTP Shares at the request of the Trust.

"Other Rating Agency Guidelines" means the guidelines applicable to each Other Rating Agency's ratings of the RVMTP Shares, provided by such Other Rating Agency in connection with such Other Rating Agency's ratings of the RVMTP Shares at the request of the Trust (a copy of which is available on request to the Trust), as may be amended from time to time; provided, however, that any such amendment will not be effective except as agreed between such Other Rating Agency and the Trust or such earlier date as the Trust may elect.

"Other Rating Agency Provisions" means Sections 8, 9(c)(B) and 10 of this Statement of Preferences with respect to any Other Rating Agency then rating the RVMTP Shares at the request of the Trust, and any other provisions hereof with respect to such Other Rating Agency's ratings of RVMTP Shares, including any provisions with respect to obtaining and maintaining a rating on RVMTP Shares from such Other Rating Agency.  The Trust is required to comply with the Other Rating Agency Provisions of an Other Rating Agency only if such Other Rating Agency is then rating RVMTP Shares at the request of the Trust.

"Outstanding" means, as of any date with respect to the RVMTP Shares of any Series, the number of RVMTP Shares of such Series theretofore issued by the Trust except, without duplication, (i) any RVMTP Shares of such Series theretofore cancelled or delivered to the Tender and Paying Agent for cancellation or redemption by the Trust, (ii) any RVMTP Shares of such Series with respect to which the Trust has given a Notice of Redemption and irrevocably deposited with the Tender and Paying Agent sufficient Deposit Securities to redeem such RVMTP Shares, pursuant to Section 11 of this Statement of Preferences, (iii) any RVMTP Shares of such Series as to which the Trust shall be a Beneficial Owner, and (iv) any RVMTP Shares of such Series represented by any certificate in lieu of which a new certificate has been executed and delivered by the Trust.

"Overconcentration Amount" means as of any date of calculation of the Effective Leverage Ratio for the Trust, an amount equal to the sum of: (i) the Market Value of the Trust's total assets rated Low Investment Grade in excess of 50% of the Market Value of the Trust's total assets; (ii) the Market Value of the Trust's total assets rated below Investment Grade in excess of 20% of the Market Value of the Trust's total assets; (iii) the Market Value of the Trust's total assets that are unrated in excess of 10% of the Market Value of the Trust's total assets; (iv) the Market Value of the Trust's total assets that constitute exempt interest obligations backed primarily by payments from tobacco companies or state appropriation (excluding such tobacco securities that are Defeased Securities) in excess of 10% of the Market Value of the Trust's total assets; (v) the Market Value of the Trust's total assets that pay less frequently than semi-annually in excess of 20% of the Market Value of the Trust's total assets; and (vi) the Market Value of the Trust's assets in a single state or territory in excess of 25%.

"Person" means and includes an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

"Placement Agreement" means the placement agreement, dated as of January 10, 2013, between the Trust and BlackRock Investments, LLC, as the placement agent, with respect to the offering and sale of the RVMTP Shares.

"Preferred Shares" mean the preferred shares of beneficial interest in the Trust, and includes the RVMTP Shares.

"Purchase Agreement" means the RVMTP Shares Purchase Agreement, dated as of the Closing Date, between the Trust and the Purchaser, as amended, modified or supplemented from time to time.

"Purchase Price" means an amount equal to the Liquidation Preference of any RVMTP Shares to be purchased on a Remarketing Date, plus any accumulated but unpaid dividends thereon (whether or not earned or declared), if any, to, but excluding, the relevant Remarketing Date.

"Purchaser" means the purchaser on the Closing Date as set forth in the Purchase Agreement.

"QIB" means a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

"Rate Adjustment" means the agreement of the Trust and the Total Holders to a new Applicable Spread as described in Section 3(h) of this Statement of Preferences.

"Rate Change Date" means, (i) in the case of a Remarketing, the first Business Day of the next succeeding Remarketing Rate Period, (ii) in the case of a Failed Remarketing, the Failed Remarketing Date and (iii) in the case of a Rate Adjustment, the Business Day designated as such by the Trust and the Total Holders.

"Rate Determination Date" means, with respect to any Series of RVMTP Shares, (i) with respect to the Initial Rate Period for any RVMTP Shares, the Business Day immediately preceding the Date of Original Issue of such RVMTP Shares and (ii) with respect to any Subsequent Rate Period, each Wednesday, or if such Wednesday is  not a Business Day, the next succeeding Business Day; provided, that the Rate Determination Date for a  Subsequent Rate Period commencing with a Rate Change Date shall be the Business Day immediately preceding such Rate Change Date.

"Rate Period", with respect to RVMTP Shares, means the Initial Rate Period and any Subsequent Rate Period.

"Rate Period Days", for any Rate Period, means the number of days that would constitute such Rate Period.

"Rate Rejection" shall have the meaning set forth in Section 3(g) of this Statement of Preferences.

"Rating Agency" means each of Fitch (if Fitch is then rating RVMTP Shares at the request of the Trust), Moody's (if Moody's is then rating RVMTP Shares at the request of the Trust) and any Other Rating Agency (if such Other Rating Agency is then rating RVMTP Shares at the request of the Trust).

"Rating Agency Certificate" has the meaning specified in Section 8(b) of this Statement of Preferences.

"Rating Agency Guidelines" means Moody's Guidelines (if Moody's is then rating RVMTP Shares at the request of the Trust), Fitch Guidelines (if Fitch is then rating RVMTP Shares at the request of the Trust) and any Other Rating Agency Guidelines (if such Other Rating Agency is then rating RVMTP Shares at the request of the Trust).

"Rating Agency Provisions" means the Moody's Provisions (if Moody's is then rating RVMTP Shares at the request of the Trust), the Fitch Provisions (if Fitch is then rating RVMTP Shares at the request of the Trust) and any Other Rating Agency Provisions (if such Other Rating Agency is then rating RVMTP Shares at the request of the Trust).  The Trust is required to comply with the Rating Agency Provisions of a Rating Agency only if such Rating Agency is then rating RVMTP Shares at the request of the Trust.

"Redemption Date" has the meaning specified in Section 11(c) of this Statement of Preferences.

"Redemption Deposit Date" has the meaning specified in Section 11(g) of this Statement of Preferences.

"Redemption Price" means the sum of (i) the Liquidation Preference and (ii) accumulated but unpaid dividends thereon (whether or not declared) to, but not including, the date fixed for redemption.

"Reference Banks" means four major banks in the London interbank market selected by the LIBOR Dealer or its affiliates or successors or such other party as the Trust may from time to time appoint.

"Related Documents" means this Statement of Preferences, the Declaration of Trust, the Purchase Agreement, the Placement Agreement, the Tender and Paying Agent Agreement and the RVMTP Shares.

"Remarketing" means the offering of RVMTP Shares for resale as described in Section 3 of this Statement of Preferences.

"Remarketing Agent" means the remarketing agent appointed by the Trust with respect to a Remarketing.

"Remarketing Date" means the date designated as such in a Notice of Remarketing or resulting from a successful Remarketing following a Failed Remarketing as provided in Sections 3(d) and 3(e) of this Statement of Preferences.  Any Remarketing Date designated by a Beneficial Owner in a Notice of Remarketing shall be a Business Day no earlier than the later of (i) 90 days after the day the Notice of Remarketing was properly delivered to the Tender and Paying Agent or (ii) six months following the most recent Rate Change Date or, if prior to the first Rate Change Date, the Closing Date.  Any Remarketing Date designated by the Trust in a Notice of Remarketing shall be a Business Day no earlier than the later of (i) 30 days after the day the Notice of Remarketing was properly delivered to the Tender and Paying Agent or (ii) six months following the most recent Rate Change Date or, if prior to the first Rate Change Date, the Closing Date.

"Remarketing Procedures" means the procedures set forth in Appendix B to this Statement of Preferences.

"Remarketing Rate Period" means the period following a successful Remarketing during which the Applicable Spread is determined based on the Remarketing Procedures for such Remarketing as provided in Section 2(e)(ii) for such period and includes any periods designated for such in Section 3(d) and 3(e).

"Remarketing Settlement Date" means the date of delivery of RVMTP Shares to Holders against payment therefor following a successful Remarketing of RVMTP Shares.

"Rule 2a-7" means Rule 2a-7 under the 1940 Act.

"RVMTP Shares" shall have the meaning as set forth in the Recitals of this Statement of Preferences.

"SEC" means the U.S. Securities and Exchange Commission.

"Securities Act" means the U.S. Securities Act of 1933, as amended.

"Securities Depository" means The Depository Trust Company, New York, New York, and any substitute for or successor to such securities depository that shall maintain a book-entry system with respect to the RVMTP Shares.

"Series" shall have the meaning as set forth in the Recitals of this Statement of Preferences.

"Series of RVMTP Shares" shall have the meaning as set forth in the Recitals of this Statement of Preferences.

"SIFMA" shall have the meaning as set forth in the Designation of this Statement of Preferences.

"SIFMA Municipal Swap Index" means the Securities Industry and Financial Markets Association Municipal Swap Index, or such other weekly, high-grade index comprised of seven-day, tax-exempt variable rate demand notes produced by Municipal Market Data, Inc. or its successor, or as otherwise designated by the Securities Industry and Financial Markets Association as of 3:00 p.m., New York City time, on the applicable Rate Determination Date; provided, however, that if such index is no longer produced by Municipal Market Data, Inc. or its successor, then SIFMA Municipal Swap Index shall mean (i) the S&P Municipal Bond 7 Day High Grade Rate Index produced by Standard & Poor's Financial Services LLC or its successors on the applicable Rate Determination Date or (ii) if the S&P Municipal Bond 7 Day High Grade Rate Index is no longer produced, the one-week LIBOR Rate on the applicable Rate Determination Date.

"Statement of Preferences" means this Statement of Preferences of Remarketable Variable Rate Muni Term Preferred Shares.

"Subsequent Rate Period", with respect to RVMTP Shares, means the period from, and including, the first day following the Initial Rate Period of such RVMTP Shares to, and including, the next Rate Determination Date for such RVMTP Shares and any period thereafter from, and including, the first day following a Rate Determination Date for such RVMTP Shares to, and including, the next succeeding Rate Determination Date for such RVMTP Shares.

"Substitute LIBOR Dealer" means any LIBOR Dealer selected by the Trust; provided that none of such entities shall be an existing LIBOR Dealer.

"Taxable Allocation" means any payment or portion of a payment of a dividend that is not designated by the Trust as an exempt-interest dividend (as defined in Section 852(b)(5) of the Code).

"Tender and Paying Agent" means The Bank of New York Mellon which has entered into an agreement with the Trust to act in such capacity as the Trust's transfer agent, registrar, dividend disbursing agent, paying agent, redemption price disbursing agent and calculation agent in connection with the payment of regularly scheduled dividends with respect to each Series of RVMTP Shares, or any successor by operation of law or any successor who acquires all or substantially all of the assets and assumes all of the liabilities of the Tender and Paying Agent being replaced, either directly or by operation of law; provided that such successor is a licensed banking entity with trust powers or a trust company and have total assets of at least $50 million.

"Tender and Paying Agent Agreement" means the tender and paying agent agreement dated as of the Closing Date, between the Trust and the tender and paying agent pursuant to which The Bank of New York Mellon, or any successor, acts as Tender and Paying Agent, as amended, modified or supplemented from time to time.

"Term Redemption Date" means December 31, 2030.

"Total Holders" means, the Holders of 100% of the aggregate Outstanding amount of the RVMTP Shares.

"Trust" shall have the meaning as set forth in the Recitals of this Statement of Preferences.

"U.S." or "United States" means the United States of America.

"U.S. Government Securities" means direct obligations of the United States or of its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

"Valuation Date" means, for purposes of determining whether the Trust is maintaining the Basic Maintenance Amount, each Monday that is a Business Day, or for any Monday that is not a Business Day, the immediately preceding Business Day, and the Closing Date, commencing with the Closing Date.

"Voting Period" shall have the meaning specified in Section 5(b)(i) of this Statement of Preferences.

TERMS

1. Number of Authorized Shares.

(a)	Authorized Shares

.  The initial number of authorized shares of RVMTP Shares is 150.

(b)	Capitalization

.  So long as any RVMTP Shares are Outstanding, the Trust shall not, issue (i) any class or series of shares ranking prior to or on a parity with RVMTP Shares with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs, or (ii) any other "senior security" (as defined in the 1940 Act as of the Closing Date) of the Trust other than the Trust's use of tender option bonds, futures, forwards, swaps and other derivative transactions, except any RVMTP Shares up to the amount authorized under Section 1(a) of this Statement of Preferences and except as may be issued in connection with any issuance of preferred shares or other senior securities some or all of the proceeds from which issuance are used to redeem all of the Outstanding RVMTP Shares (provided that the Trust delivers the proceeds from such issuance necessary to redeem all of the Outstanding RVMTP Shares to the Tender and Paying Agent for investment in Deposit Securities for the purpose of redeeming such RVMTP Shares and issues a Notice of Redemption and redeems such RVMTP Shares as soon as practicable in accordance with the terms of this Statement of Preferences).

2. Dividends.

(a)	Ranking

.  The shares of any Series of RVMTP Shares shall rank on a parity with each other, with shares of any other Series of RVMTP Shares and with shares of any other Series of Preferred Shares as to the payment of dividends by the Trust.

(b)	Cumulative Cash Dividends

.  The Holders of RVMTP Shares of any Series shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefor under Applicable Law and otherwise in accordance with the Declaration of Trust and Applicable Law, cumulative cash dividends at the Applicable Rate for such RVMTP Shares, determined as set forth in Section 2(e), and no more (except to the extent set forth in Section 4 of this Statement of Preferences), payable on the Dividend Payment Dates with respect to such RVMTP Shares determined pursuant to Section 2(d).  Holders of RVMTP Shares shall not be entitled to any dividend, whether payable in cash, property or shares, in excess of full cumulative dividends, as herein provided, on RVMTP Shares.  No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on RVMTP Shares which may be in arrears, and no additional sum of money shall be payable in respect of such arrearage.

(c)	Dividends Cumulative from Date of Original Issue

.  Dividends on RVMTP Shares of any Series shall be declared daily and accumulate at the Applicable Rate for such RVMTP Shares from the Date of Original Issue thereof.

(d)	Dividend Payment Dates

.  The Dividend Payment Date with respect to RVMTP Shares shall be the first Business Day of each calendar month.

(e)	Applicable Rates and Calculation of Dividends

.

(i)
Applicable Rates.  The dividend rate on RVMTP Shares of any Series during the period from and after the Date of Original Issue of such RVMTP Shares to and including the last day of the Initial Rate Period of such RVMTP Shares shall be calculated by the Tender and Paying Agent and shall equal to the rate per annum set forth with respect to the shares of such Series under "Designation" above.  For each Subsequent Rate Period of RVMTP Shares thereafter, the dividend rate on such RVMTP Shares shall be calculated by the Tender and Paying Agent and shall be equal to the rate per annum that results from the Applicable Rate Determination for such RVMTP Shares on the Rate Determination Date immediately preceding such Subsequent Rate Period which shall be the sum of the (1) Applicable Base Rate and (2) Applicable Spread; provided, however, that:

(A)
if an Applicable Rate Determination for any such Subsequent Rate Period is not held for any reason, the dividend rate on such RVMTP Shares for such Subsequent Rate Period will be adjusted to the Maximum Rate for such RVMTP Shares on the Rate Determination Date therefor;

(B)
upon the occurrence of a Failure to Deposit, for each day from (and including) the day the Failure to Deposit first occurs to (and excluding) the day the Failure to Deposit is cured in accordance with Section 2(f) the dividend rate shall be equal to the lesser of (x) the Applicable Base Rate plus 6.00% and (y) the Maximum Rate;

(C)
so long as a Failure to Deposit shall not have occurred and be uncured, upon the occurrence of an Increased Rate Event, for each day from (and including) the day the Increased Rate Event first occurs to (and excluding) the day the Increased Rate Event is cured, the dividend rate shall be a rate equal to the lesser of (x) the sum of (I) the dividend rate otherwise determined pursuant to the provisions of Section 2(e)(i) (exclusive of provisos (A), (B) and (C)) and (II) 2.00% and (y) the Maximum Rate; or

(D)
in the event of a Failed Remarketing, the Applicable Rate with respect to each Subsequent Rate Period commencing on the Failed Remarketing Date for such Failed Remarketing will be the Failed Remarketing Rate, and the Failed Remarketing Rate will continue to be the Applicable Rate for each Subsequent Rate Period until the next succeeding Rate Change Date.

Each dividend rate determined in accordance with this Section 2(e)(i) of this Statement of Preferences shall be an "Applicable Rate".

(ii)
Determination of Applicable Spread.  The "Applicable Spread" shall be equal to 0.65% until the occurrence of a Rate Change Date.  In the event of a successful Remarketing, the Applicable Spread for all RVMTP Shares shall equal the new Applicable Spread determined in accordance with the Remarketing Procedures on the immediately preceding Applicable Spread Determination Date.  In the event of a Rate Adjustment, the Applicable Spread for all RVMTP Shares during the period from and including the Rate Change Date for such Rate Adjustment to and excluding the following Rate Change Date shall be the amount designated as such by the Trust and the Total Holders.  In the event of a Failed Remarketing the Applicable Spread for all RVMTP Shares shall equal the Failed Remarketing Spread.

(iii)
Calculation of Dividends.  The amount of dividends per share payable on RVMTP Shares of a Series on any Dividend Payment Date shall be calculated by the Tender and Paying Agent and shall equal the sum of the dividends accumulated but not yet paid for each Rate Period (or part thereof) in the related Dividend Period or Dividend Periods.  The amount of dividends accumulated for each such Rate Period (or part thereof) shall be computed by multiplying the Applicable Rate in effect for RVMTP Shares of such Series for such Rate Period (or part thereof) by a fraction, the numerator of which shall be the number of days in such Rate Period (or part thereof) and the denominator of which shall be the actual number of days in the year (365 or 366), and multiplying such product by $5,000,000.

(f)	Curing a Failure To Deposit

. A Failure to Deposit with respect to shares of a Series of RVMTP Shares shall have been cured with respect to any Dividend Period of such RVMTP Shares if the Trust shall have paid to the Tender and Paying Agent (A) all accumulated but unpaid dividends on such RVMTP Shares and (B) without duplication, the Redemption Price for shares, if any, of such Series for which Notice of Redemption has been provided by the Trust pursuant to Section 11(c) of this Statement of Preferences.

(g)	Dividend Payments by Trust to Tender and Paying Agent

.  In connection with each Dividend Payment Date for RVMTP Shares, the Trust shall pay to the Tender and Paying Agent, not later than 12:00 noon, New York City time, on the earlier of (A) the third (3rd) Business Day next succeeding the Rate Determination Date immediately preceding the Dividend Payment Date and (B) the Business Day immediately preceding the Dividend Payment Date, an aggregate amount of Deposit Securities equal to the dividends to be paid to all Holders of RVMTP Shares on such Dividend Payment Date as determined in accordance with Section 2(e)(iii) of this Statement of Preferences or as otherwise provided for.  If an aggregate amount of funds equal to the dividends to be paid to all Holders of RVMTP Shares on such Dividend Payment Date are not available in New York, New York, by 12:00 noon, New York City time, on the Business Day immediately preceding such Dividend Payment Date, the Tender and Paying Agent will notify the Holders by Electronic Means of such fact prior to the close of business on such day.

(h)	Tender and Paying Agent as Trustee of Dividend Payments by Trust

.  All Deposit Securities paid to the Tender and Paying Agent for the payment of dividends shall be held in trust for the payment of such dividends by the Tender and Paying Agent for the benefit of the Holders specified in Section 2(i).  The Tender and Paying Agent shall notify the Trust by Electronic Means of the amount of any funds deposited with the Tender and Paying Agent by the Trust for any reason under the Tender and Paying Agent Agreement, including for the payment of dividends or the redemption of RVMTP Shares, that remain with the Tender and Paying Agent after ninety (90) days from the date of such deposit and such amount shall, to the extent permitted by law, be repaid to the Trust by the Tender and Paying Agent upon request by Electronic Means of the Trust.  The Trust's obligation to pay dividends to Holders in accordance with the provisions of this Statement of Preferences shall be satisfied upon payment by the Tender and Paying Agent of such dividends to the Securities Depository on the relevant Dividend Payment Date.

(i)	Dividends Paid to Holders

.  Each dividend on RVMTP Shares shall be declared daily to the Holders thereof at the close of business on each such day and paid on each Dividend Payment Date to the Holders thereof at the close of business on the day immediately preceding such Dividend Payment Date.  In connection with any transfer of RVMTP Shares, the transferor as Beneficial Owner of RVMTP Shares shall be deemed to have agreed pursuant to the terms of the RVMTP Shares to transfer to the transferee the right to receive from the Trust any dividends declared and unpaid for each day prior to the transferee becoming the Beneficial Owner of the RVMTP Shares in exchange for payment of the purchase price for such RVMTP Shares by the transferee.  In connection with any transfer of RVMTP Shares, the transferee as Beneficial Owner of RVMTP Shares shall be deemed to have agreed pursuant to the terms of the RVMTP Shares to transfer to the transferor (or prior Holder) the right to receive from the Trust any dividends in the nature of Gross-up Payments that relate to dividends paid during the transferor's (or prior Holder's) holding period.

(j)	Dividends Credited Against Earliest Accumulated But Unpaid Dividends

.  Any dividend payment made on RVMTP Shares that is insufficient to cover the entire amount of dividends payable shall first be credited against the earliest accumulated but unpaid dividends due with respect to such RVMTP Shares. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the record books of the Trust on such date, not exceeding fifteen (15) days preceding the payment date thereof, as may be fixed by the Board of Trustees.

(k)	Dividends Designated as Exempt-Interest Dividends

.  Dividends on RVMTP Shares shall be designated as exempt-interest dividends up to the amount of the Net Tax-Exempt Income of the Trust, to the extent permitted by, and for purposes of, Section 852 of the Code.

3. Remarketings and Rate Adjustments.

(a)
Beneficial Owners of RVMTP Shares and the Trust shall each be entitled to cause a Remarketing.  In order to exercise this right, Beneficial Owners and the Trust must give notice to the Tender and Paying Agent by delivering a Notice of Remarketing designating a Remarketing Date by Electronic Means substantially in the form attached hereto as Annex A in the case of a Beneficial Owner and substantially in the form attached hereto as Annex B in the case of the Trust; provided, each Beneficial Owner who submits a Notice of Remarketing with respect to a given Remarketing Date must request a Remarketing of at least the lesser of (x) an amount of RVMTP Shares with an aggregate liquidation preference equal to $100,000,000 or (y) all of the RVMTP Shares owned by such Beneficial Owner.  Each Rate Change Date must be separated by no less than six months. In the case of the occurrence of a Remarketing (or a Failed Remarketing) not associated with a Mandatory Tender, any Remarketing Date designated in another pending Notice of Remarketing shall be automatically extended by any Rate Change Date resulting from such intervening Remarketing (or Failed Remarketing), to the first Business Day occurring at least six months after such resulting Rate Change Date and the Tender and Paying Agent shall confirm such date with the applicable Beneficial Owner or its Agent.  Any pending Notice of Remarketing shall be cancelled upon the occurrence of a Rate Change Date resulting from a Rate Adjustment or Remarketing (or Failed Remarketing) associated with a Mandatory Tender.

(b)
Any Remarketing by Beneficial Owners of at least a Majority of the RVMTP Shares or the Trust shall cause a Mandatory Tender and Remarketing of all RVMTP Shares.  If Beneficial Owners of a Majority of the RVMTP Shares (but less than all) have delivered a Notice of Remarketing, the Tender and Paying Agent shall deliver notice of the Tender and Paying Agent’s receipt of such Notice of Remarketing substantially in the form attached hereto as Annex C to the Notice Parties by Electronic Means within three (3) Business Days of receipt, or deemed receipt, of such Notice of Remarketing.  The Tender and Paying Agent shall give notice of a Mandatory Tender to the Notice Parties in accordance with Section 1(e)(ii) of Appendix B to this Statement of Preferences. Any Beneficial Owner wishing to purchase RVMTP Shares must submit a buy order with the Remarketing Agent appointed for such Remarketing by the Trust.

(c)
If Beneficial Owners of less than a Majority of the RVMTP Shares have delivered a Notice of Remarketing, the Tender and Paying Agent shall deliver notice of the Tender and Paying Agent’s receipt of such Notice of Remarketing substantially in the form attached hereto as Annex C to the Notice Parties by Electronic Means within three (3) Business Days of receipt or deemed receipt of such Notice of Remarketing.  Any delivery of such notice shall give other Beneficial Owners an additional ten (10) Business Days to deliver to the Trust and the Tender and Paying Agent a Notice of Remarketing by Electronic Means requesting a Remarketing of RVMTP Shares on the Remarketing Date designated in the notice delivered by the Tender and Paying Agent.  If the delivery of additional Notices of Remarketing result in a Majority of the RVMTP Shares being tendered for Remarketing, the Tender and Paying Agent shall give notice of a Mandatory Tender to the Notice Parties in accordance with Section 1(e)(ii) of Appendix B to this Statement of Preferences.  Any Beneficial Owner wishing to purchase RVMTP Shares must submit a buy order with the Remarketing Agent appointed for such Remarketing by the Trust.

(d)
In the event of a Mandatory Tender, all of the RVMTP Shares shall be deemed tendered and the Remarketing Agent will determine the new Applicable Spread in accordance with the Remarketing Procedures.  If all of the RVMTP Shares are successfully remarketed, commencing on the Remarketing Date, the RVMTP Shares shall accrue dividends at the new Applicable Rate determined in accordance with the Remarketing Procedures.  A Failed Remarketing will result in all Holders retaining their RVMTP Shares at the Failed Remarketing Rate for Mandatory Tenders.  The Remarketing Agent shall make repeated attempts to effect a Remarketing following a Failed Remarketing.  If any additional Remarketing attempts result in a successful Remarketing of all of the RVMTP Shares then, on the Remarketing Settlement Date, the Failed Remarketing Spread shall be replaced for all RVMTP shares by the new Applicable Spread determined pursuant to such Remarketing and the Remarketing Settlement Date shall constitute the first day of a Remarketing Rate Period.

(e)
If a Remarketing is not the result of a Mandatory Tender, only the RVMTP Shares covered by the Notice of Remarketing shall be deemed tendered for Remarketing and only such RVMTP Shares shall be remarketed.  The Remarketing Agent will determine the new Applicable Spread (which will not be lower than the then current Applicable Spread) in accordance with the Remarketing Procedures and, if all of the RVMTP Shares which were tendered in connection with such Remarketing Date are successfully remarketed, commencing on the Remarketing Date, all RVMTP Shares shall accrue dividends at the new Applicable Rate.  A Failed Remarketing will result in all Holders retaining their RVMTP Shares at the Failed Remarketing Rate for Remarketings not associated with a Mandatory Tender.  The Remarketing Agent shall make repeated attempts to effect a Remarketing following a Failed Remarketing.  Any such additional Remarketing attempts shall only relate to the RVMTP Shares covered by the Notice of Remarketing which resulted in a Failed Remarketing.  If any of such additional Remarketing attempts result in a successful Remarketing of all the RVMTP Shares which were covered by the Notice of Remarketing then, on the Remarketing Settlement Date, the Failed Remarketing Spread shall be replaced for all RVMTP shares by the new Applicable Spread (which will not be lower than the then current Applicable Spread immediately prior to the Failed Remarketing) determined pursuant to such Remarketing and the Remarketing Settlement Date shall constitute the first day of a Remarketing Rate Period.

(f)
A Failed Remarketing associated with a Mandatory Tender will result in a Mandatory Redemption of all RVMTP Shares.  A Failed Remarketing not associated with a Mandatory Tender will result in a Mandatory Redemption of only those RVMTP Shares subject to such Remarketing.  Notwithstanding the foregoing, in the event of a successful Remarketing, as described in Section 3(d) or 3(e), any related Mandatory Redemption will be cancelled.

(g)
The Trust shall have the right to reject the Applicable Spread established by the Remarketing Agent in a Remarketing and declare a Failed Remarketing (a "Rate Rejection").  In the event of a Rate Rejection, if the Remarketing was a Mandatory Tender, the RVMTP Shares shall accrue dividends at the Failed Remarketing Rate for such Remarketing, and if the Remarketing was not associated with a Mandatory Tender, the RVMTP Shares shall accrue dividends at the Failed Remarketing Rate for such Remarketing.   A Rate Rejection will result in all Holders retaining their RVMTP Shares at the applicable Failed Remarketing Rate. In the event of a Rate Rejection,  all of the RVMTP Shares shall be subject to Mandatory Redemption if the Remarketing was a Mandatory Tender, and if the Remarketing was not associated with a Mandatory Tender, then only the RVMTP Shares subject to such Remarketing shall be subject to Mandatory Redemption.  The Remarketing Agent shall make repeated attempts to effect a Remarketing following a Rate Rejection, and such Remarketing shall relate to all of the RVMTP Shares if such Rate Rejection is associated with a Mandatory Tender, or if such Rate Rejection was not associated with a Mandatory Tender, then only those RVMTP Shares that were the subject of the Remarketing that resulted in the Rate Rejection.  If any additional Remarketing attempts result in a successful Remarketing of all of the RVMTP Shares in the case of a Mandatory Tender or the successful Remarketing of the RVMTP Shares that was the subject of the Failed Remarketing in the case of a Remarketing that was not associated with a Mandatory Tender, then, on the Remarketing Settlement Date, the Failed Remarketing Spread shall be replaced for all RVMTP shares by the new Applicable Spread determined pursuant to such successful Remarketing. Notwithstanding anything herein to the contrary, in the event of a successful Remarketing as described in the foregoing sentence, any related Mandatory Redemption will be cancelled.

(h)	The Trust and the Total Holders may agree in writing to a Rate Adjustment designating a new Applicable Spread and a Business Day on which such new Applicable Spread will be effective.

4. Gross-Up Payments and Notice of Allocations

.  Holders of RVMTP Shares shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefor under Applicable Law and otherwise in accordance with Applicable Law, dividends in an amount equal to the aggregate Gross-up Payments as follows:

(a)
Whenever the Trust intends or expects to include any net capital gains or ordinary income taxable for regular federal income tax purposes in any dividend on RVMTP Shares, the Trust shall use its best efforts to notify the Tender and Paying Agent of the amount to be so included (i) not later than fourteen (14) calendar days preceding the first Rate Determination Date on which the Applicable Rate for such dividend is to be established, and (ii) for any successive Rate Determination Date on which the Applicable Rate for such dividend is to be established, not later than the close of business on the immediately preceding Rate Determination Date; provided, however, that if such information is not known before the dates specified in clauses (i) or (ii), the Trust shall notify the Tender and Paying Agent of such information as soon thereafter as is commercially feasible.  Whenever such notice is received from the Trust, the Tender and Paying Agent will notify each Holder.  With respect to a Rate Period for which such notice was given and whose dividends are comprised partly of such ordinary income or capital gains and partly of exempt-interest income, the different types of income will be paid in the same relative proportions for each day during the Rate Period.

(b)
(i) If the Trust allocates, under Subchapter M of Chapter 1 of the Code, any net capital gains or ordinary income taxable for regular federal income tax purposes to a dividend paid on RVMTP Shares the Trust shall to the extent practical simultaneously increase such dividend payment by an additional amount equal to the Gross-up Payment and direct the Tender and Paying Agent to send notice with such dividend describing the Gross-up Payment and (ii) if the Trust allocates, under Subchapter M of Chapter 1 of the Code, any net capital gains or ordinary income taxable for regular federal income tax purposes to a dividend paid on RVMTP Shares without simultaneously increasing such dividend as described in clause (i) above the Trust shall, prior to the end of the calendar year in which such dividend was paid, direct the Tender and Paying Agent to send notice with a Gross-up Payment to the Holder that was entitled to such dividend payment during such calendar year at such Holder's address as the same appears or last appeared on the record books of the Trust.

(c)
The Trust shall not be required to make Gross-up Payments with respect to any net capital gains or ordinary income determined by the U.S. Internal Revenue Service to be allocable in a manner different from the manner used by the Trust.

5. Voting Rights

.

(a)	One Vote Per RVMTP Share

.  Except as otherwise provided in the Declaration of Trust or as otherwise required by law, (i) each Holder of RVMTP Shares shall be entitled to one vote for each RVMTP Share held by such Holder on each matter submitted to a vote of shareholders of the Trust, and (ii) the holders of outstanding Preferred Shares, including each RVMTP Share, and of Common Shares shall vote together as a single class; provided, however, that the holders of outstanding Preferred Shares, including RVMTP Shares, voting together as a class, to the exclusion of the holders of all other securities and classes of shares of beneficial interest in the Trust, shall be entitled to elect two trustees of the Trust at all times, each Preferred Share, including each RVMTP Share, entitling the holder thereof to one vote. Subject to Section 5(b), the holders of outstanding Common Shares and Preferred Shares, including RVMTP Shares, voting together as a single class, shall elect the balance of the trustees.

(b)	Voting for Additional Trustees

.

(i)
Voting Period. During any period in which any one or more of the conditions described in subparagraphs (A) or (B) of this paragraph (b)(i) shall exist (such period being referred to herein as a "Voting Period"), the number of trustees constituting the Board of Trustees shall be automatically increased by the smallest number that, when added to the two trustees elected exclusively by the holders of Preferred Shares, including RVMTP Shares, would constitute a majority of the Board of Trustees as so increased by such smallest number; and the holders of Preferred Shares, including RVMTP Shares, shall be entitled, voting together as a single class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of shares of beneficial interest in the Trust), to elect such smallest number of additional trustees, together with the two trustees that such holders are in any event entitled to elect.  A Voting Period shall commence:

(A)
if at the close of business on any Dividend Payment Date accumulated dividends (whether or not earned or declared) on any outstanding Preferred Shares, including RVMTP Shares, equal to at least two full years' dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Tender and Paying Agent for the payment of such accumulated dividends; or

(B)	if at any time holders of Preferred Shares are entitled under the 1940 Act to elect a majority of the trustees of the Trust.

Upon the termination of a Voting Period, the voting rights described in this paragraph (b)(i) shall cease, subject always, however, to the revesting of such voting rights in the holders of Preferred Shares upon the further occurrence of any of the events described in this paragraph (b)(i).

(ii)
Notice of Special Meeting.  As soon as reasonably practicable after the accrual of any right of the holders of Preferred Shares to elect additional trustees as described in Section 5(b)(i), the Trust may call a special meeting of such holders, such call to be made by notice as provided in the bylaws of the Trust, such meeting to be held not less than ten (10) nor more than sixty (60) days after the date of mailing of such notice.  If a special meeting is not called by the Trust, it may be called by any such holder on like notice.  The record date for determining the holders entitled to notice of and to vote at such special meeting shall be not less than ten (10) days nor more than sixty (60) prior to the date of such special meeting.  At any such special meeting and at each meeting of holders of Preferred Shares held during a Voting Period at which trustees are to be elected, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of shares of beneficial interest in the Trust), shall be entitled to elect the number of trustees prescribed in Section 5(b)(i) on a one-vote-per-share basis.

(iii)
Terms of Office of Existing Trustees. The terms of office of all persons who are trustees of the Trust at the time of a special meeting of Holders and holders of other Preferred Shares to elect trustees shall continue, notwithstanding the election at such meeting by the Holders and such other holders of other Preferred Shares of the number of trustees that they are entitled to elect, and the persons so elected by the Holders and such other holders of other Preferred Shares, together with the two incumbent trustees elected by the Holders and such other holders of other Preferred Shares and the remaining incumbent trustees elected by the holders of the Common Shares and Preferred Shares, shall constitute the duly elected trustees of the Trust.

(iv)
Terms of Office of Certain Trustees To Terminate Upon Termination of Voting Period. Simultaneously with the termination of a Voting Period, the terms of office of the additional trustees elected by the Holders and holders of other Preferred Shares pursuant to Section 5(b)(i) shall terminate, the remaining trustees shall constitute the trustees of the Trust and the voting rights of the Holders and such other holders to elect additional trustees pursuant to Section 5(b)(i) shall cease, subject to the provisions of the last sentence of Section 5(b)(i).

(c)	1940 Act Matters

.  The affirmative vote of the holders of a "majority of the outstanding Preferred Shares", including the RVMTP Shares, Outstanding at the time, voting as a separate class, shall be required to approve (A) any conversion of the Trust from a closed-end to an open-end investment company, (B) any plan of reorganization (as such term is used in the 1940 Act) adversely affecting such shares and (C) any action requiring a vote of security holders of the Trust under Section 13(a) of the 1940 Act.  For purposes of the foregoing, "majority of the outstanding Preferred Shares" means (i) 67% or more of such shares present at a meeting, if the Holders of more than 50% of such shares are present or represented by proxy, or (ii) more than 50% of such shares, whichever is less.  In the event a vote of Holders of RVMTP Shares is required pursuant to the provisions of Section 13(a) of the 1940 Act, the Trust shall, not later than ten (10) Business Days prior to the date on which such vote is to be taken, notify Moody's (if Moody's is then rating the RVMTP Shares at the request of the Trust), Fitch (if Fitch is then rating the RVMTP Shares at the request of the Trust) and Other Rating Agency (if any Other Rating Agency is then rating the RVMTP Shares at the request of the Trust) that such vote is to be taken and the nature of the action with respect to which such vote is to be taken.

(d)	Exclusive Right To Vote on Certain Matters

.  Notwithstanding the foregoing, and except as otherwise required by the Declaration of Trust or Applicable Law, (i) Holders of Outstanding RVMTP Shares will be entitled as a Series, to the exclusion of the holders of all other securities, including other Preferred Shares, Common Shares and other classes of shares of beneficial interest in the Trust, to vote on matters adversely affecting RVMTP Shares that do not adversely affect any of the rights of holders of such other securities, including other Preferred Shares, Common Shares and other classes of shares of beneficial interest in the Trust and (ii) Holders of Outstanding RVMTP Shares will not be entitled to vote on matters adversely affecting any other Preferred Shares, Common Shares and other classes of shares of beneficial interest in the Trust that do not adversely affect any of the rights of Holders of the RVMTP Shares.

(e)	Voting Rights Set Forth Herein Are Sole Voting Rights

.  Unless otherwise required by law, the Holders of RVMTP Shares shall not have any relative rights or preferences or other special rights other than those specifically set forth herein.

(f)	No Preemptive Rights or Cumulative Voting

.  The Holders of RVMTP Shares shall have no preemptive rights or rights to cumulative voting.

(g)	Voting for Trustees Sole Remedy for Trust's Failure To Pay Dividends

.  In the event that the Trust fails to pay any dividends on the RVMTP Shares, the exclusive remedy of the Holders shall be the right to vote for trustees pursuant to the provisions of this Section 5.

(h)	Holders Entitled To Vote

.  For purposes of determining any rights of the Holders to vote on any matter, whether such right is created by this Statement of Preferences, by the other provisions of the Declaration of Trust, by statute or otherwise by Applicable Law, no Holder shall be entitled to vote any RVMTP Shares and no RVMTP Shares shall be deemed to be "Outstanding" for the purpose of voting or determining the number of RVMTP Shares required to constitute a quorum if, prior to or concurrently with the time of determination of RVMTP Shares entitled to vote or RVMTP Shares deemed Outstanding for quorum purposes, as the case may be, the requisite Notice of Redemption with respect to such RVMTP Shares shall have been provided as set forth in Section 11(c) of this Statement of Preferences and Deposit Securities in an amount equal to the Redemption Price for the redemption of such RVMTP Shares shall have been deposited in trust with the Tender and Paying Agent for that purpose as set forth in Section 11(g) of this Statement of Preferences.  Any voting or consent rights with respect to the RVMTP Shares held (legally or beneficially) by the Trust or any affiliate of the Trust or otherwise controlled by the Trust shall be transferred to a third party pursuant to a voting trust agreement or such RVMTP Shares held by the Trust shall be voted in the same manner and proportion as the RVMTP Shares over which the Trust does not have voting discretion.

(i)	Grant of Irrevocable Proxy

.  To the fullest extent permitted by Applicable Law, each Holder may in its discretion grant an irrevocable proxy.

6. Amendments

.

(a)
Except as may be otherwise expressly provided in respect of a particular provision of this Statement of Preferences or as otherwise required by Applicable Law, this Statement of Preferences may be amended only upon the affirmative vote or written consent of (1) a majority of the Board of Trustees and (2) the Holders of a majority of the Outstanding RVMTP Shares.

(b)
Notwithstanding Section 6(a) of this Statement of Preferences, except as may be otherwise expressly provided by Sections 6(f), 6(g) or 6(h) of this Statement of Preferences or as otherwise required by Applicable Law, so long as any RVMTP Shares are Outstanding, (x) the definitions of "Eligible Assets" (including Appendix A hereto) and "Minimum Asset Coverage" and (y) Sections 1(b), 7(a), 7(b), 7(c), 7(d), 14(h) and 14(i) of this Statement of Preferences may be amended only upon the affirmative vote or written consent of (1) a majority of the Board of Trustees and (2) the Holders of 66 2/3% of the Outstanding RVMTP Shares.

(c)
Notwithstanding Sections 6(a) and 6(b) of this Statement of Preferences, except as may be otherwise expressly provided by Sections 6(f), 6(g) or 6(h) of this Statement of Preferences or as otherwise required by Applicable Law, the provisions of this Statement of Preferences set forth under (x) the caption "Designation" (but only with respect to any RVMTP Shares already issued and Outstanding), (y) Sections 1(a) (but only with respect to any RVMTP Shares already issued and Outstanding), 2(a), 2(b), 2(c), 2(d), 2(e), 2(k), 3, 4(b), 9, 11(a)(i), 11(b), 11(h), 12(a), 12(b) or 12(c) of this Statement of Preferences and (z) the definitions "Applicable Base Rate", "Applicable Rate", "Dividend Payment Date", "Dividend Period", "Effective Leverage Ratio", "Failed Remarketing Rate", "Failed Remarketing Spread", "Failure to Deposit", "Gross-up Payment", "Liquidation Preference", "Mandatory Redemption", "Mandatory Tender", "Maximum Rate", "Outstanding", "Rate Determination Date", "Redemption Price", "Subsequent Rate Period" or "Term Redemption Date" (i) (A) may be amended so as to adversely affect the amount, timing, priority or taxability of any dividend, redemption or other payment or distribution due to the Holders or (B) may amend the definition of "Effective Leverage Ratio" or the calculation thereof, in each case, only upon the affirmative vote or written consent of (1) a majority of the Board of Trustees and (2) the Total Holders and (ii) may be otherwise amended upon the affirmative vote or written consent of (1) a majority of the Board of Trustees and (2) the holders of 66 2/3% of the Outstanding RVMTP Shares.

(d)
If any action set forth above in Sections 6(a) through 6(c) would adversely affect the rights of one or more Series (the "Affected Series") of RVMTP Shares in a manner different from any other Series of RVMTP Shares, except as may be otherwise expressly provided as to a particular provision of this Statement of Preferences or as otherwise required by Applicable Law, the affirmative vote or consent of Holders of the corresponding percentage of the Affected Series Outstanding (as set forth in Section 6(a), (b) or (c)), shall also be required.

(e)
Any amendment that amends a provision of this Statement of Preferences, the Declaration of Trust or the RVMTP Shares that requires the vote or consent of Holders of a percentage greater than a Majority of the Holders shall require such specified percentage to approve any such proposed amendment.

(f)
Notwithstanding paragraphs (a) through (e) above or anything expressed or implied to the contrary in this Statement of Preferences, but subject to Applicable Law, a majority of the Board of Trustees may, by resolution duly adopted, without shareholder approval, but with at least twenty (20) Business Days prior written notice to the Holders, amend or supplement this Statement of Preferences (1) to the extent not adverse to any Holder, to supply any omission, or cure, correct or supplement any ambiguous, defective or inconsistent provision hereof; provided that if Holders of at least 66 2/3% of the RVMTP Shares Outstanding, indicate in writing that they are adversely affected thereby not later than five (5) Business Days prior to the effective date of any such amendment or supplement, the Trust either shall not make any such amendment or supplement or may seek arbitration with respect to such matter (at the expense of the Trust), or (2) to reflect any amendments or supplements hereto which the Board of Trustees is expressly entitled to adopt pursuant to the terms of this Statement of Preferences without shareholder approval, including without limitation, (i) amendments pursuant to Section 6(g) of this Statement of Preferences, (ii) amendments the Board of Trustees deem necessary to conform this Statement of Preferences to the requirements of Applicable Law or the requirements of the Code, (iii) amendments to effect or implement any plan of reorganization among the Trust and any registered investment companies under the 1940 Act that has been approved by the requisite vote of the Trust's shareholders, or (iv) to designate additional Series of RVMTP Shares (and terms relating thereto) to the extent permitted by this Statement of Preferences, the RVMTP Shares or the Declaration of Trust.  Any arbitration commenced pursuant to clause 1 of the immediately preceding sentence shall be conducted in New York, New York and in accordance with the American Arbitration Association rules.

(g)
Notwithstanding anything expressed or implied to the contrary in this Statement of Preferences, the Board of Trustees may, subject to this Section 6(g), at any time, terminate the services of a Rating Agency then providing a rating for RVMTP Shares of such Series with or without replacement, in either case, without the approval of Holders of RVMTP Shares of such Series or other shareholders of the Trust.

(i)
Notwithstanding anything herein to the contrary, the Board of Trustees, without the approval of Holders of RVMTP Shares or other shareholders of the Trust, may terminate the services of any Rating Agency then providing a rating for a Series of RVMTP Shares and replace it with another Rating Agency, provided that the Trust provides seven (7) days' notice by Electronic Means to Holders of RVMTP Shares of such Series prior to terminating the services of a Rating Agency and replacing it with another Rating Agency.  In the event a Rating Agency ceases to furnish a preferred share rating or the Trust terminates a Rating Agency with replacement in accordance with this clause (i), the Trust shall no longer be required to comply with the Rating Agency Provisions of the Rating Agency so terminated and, as applicable, the Trust shall be required to thereafter comply with the Rating Agency Provisions of each Rating Agency then providing a rating for the RVMTP Shares of such Series at the request of the Trust.

(ii)
(A)Notwithstanding anything herein to the contrary, the Board of Trustees, without the approval of Holders of RVMTP Shares or other shareholders of the Trust, may terminate the services of any Rating Agency then providing a rating for a Series of RVMTP Shares without replacement, provided that (I) the Trust has given the Tender and Paying Agent, such terminated Rating Agency, and Holders of RVMTP Shares of such Series at least forty-five (45) calendar days' advance written notice of such termination of services, (II) the Trust is in compliance with the Rating Agency Provisions of such terminated Rating Agency at the time the notice required in clause (I) hereof is given and at the time of the termination of services, and (III) the RVMTP Shares of such Series continue to be rated by at least one NRSRO at and after the time of the termination of services.

(B)
On the date that the notice is given as described in the preceding clause (A) and on the date that the services of the applicable Rating Agency is terminated, the Trust shall provide the Tender and Paying Agent and such terminated Rating Agency with an officers' certificate as to the compliance with the provisions of the preceding clause (A), and, on such later date and thereafter, the Trust shall no longer be required to comply with the Rating Agency Provisions of the Rating Agency whose services were terminated.

(iii)
Notwithstanding anything herein to the contrary, but subject to this Section 6(g), the Rating Agency Guidelines, as they may be amended from time to time by the respective Rating Agency, will be reflected in a written document and may be amended by the respective Rating Agency without the vote, consent or approval of the Trust, the Board of Trustees or any holder of Preferred Shares, including any Series of RVMTP Shares, or any other shareholder of the Trust.  The Board of Trustees, without the vote or consent of any holder of Preferred Shares, including any Series of RVMTP Shares, or any other shareholder of the Trust, may from time to time take such actions as may be reasonably required in connection with obtaining, maintaining or changing the rating of any Rating Agency that is then rating the RVMTP Shares at the request of the Trust, and any such action will not be deemed to affect the preferences, rights or powers of Preferred Shares, including RVMTP Shares, or the Holders thereof, provided that the Board of Trustees receives written confirmation from such Rating Agency, as applicable, then rating the RVMTP Shares at the request of the Trust (with such confirmation in no event being required to be obtained from a particular Rating Agency with respect to definitions or other provisions relevant only to and adopted in connection with another Rating Agency's rating of any Series of RVMTP Shares) that any such action would not adversely affect the rating then assigned by such Rating Agency.

(h)
Notwithstanding the foregoing, nothing in this Section 6 is intended in any way to limit the ability of the Board of Trustees to, subject to Applicable Law, amend or alter any provisions of this Statement of Preferences at any time that there are no RVMTP Shares Outstanding.

7. Minimum Asset Coverage and Other Financial Requirements.

(a)	Minimum Asset Coverage

.  The Trust shall maintain, as of the last Business Day of each week in which any RVMTP Share is Outstanding, the Minimum Asset Coverage.

(b)	Effective Leverage Ratio

.  The Trust shall maintain an Effective Leverage Ratio of not greater than 45% (other than solely by reason of fluctuations in the market value of its portfolio securities).  In the event that the Trust's Effective Leverage Ratio exceeds 45% (whether by reason of fluctuations in the market value of its portfolio securities or otherwise), the Trust shall cause the Effective Leverage Ratio to be 45% or lower within ten (10) Business Days ("Effective Leverage Ratio Cure Period").

(c)	Eligible Assets

.  The Trust shall make investments only in the Eligible Assets in accordance with the Trust's investment objectives and investment policies.

(d)	Credit Quality

.  Under normal market conditions, the Trust shall invest at least 80% of its Managed Assets in Municipal Obligations rated, at the time of investment, in one of the four highest rating categories by at least one NRSRO or, if unrated, determined to be of comparable quality by the Investment Adviser.

(e)	Liens

.  The Trust shall not create or incur or suffer to be incurred or to exist any lien on any funds, accounts or other property held under the Declaration of Trust, except as permitted by the Declaration of Trust or as arising by operation of law and except for (i) any lien of the Custodian or any other Person with respect to the payment of fees or repayment for advances or otherwise, (ii) any lien arising in connection with any overdrafts incurred by the Trust in connection with custody accounts that it maintains, (iii) any lien that may be incurred in connection with the Trust's use of tender option bonds, (iv) any lien arising in connection with futures, forwards, swaps and other derivative transactions, and (v) any lien that may be incurred in connection with the Trust's proposed redemption or repurchase of all of the Outstanding RVMTP Shares (provided that the Trust delivers to the Tender and Paying Agent sufficient Deposit Securities for the purpose of redeeming the RVMTP Shares, issues a Notice of Redemption for the RVMTP Shares and redeems such RVMTP Shares in accordance with the terms of this Statement of Preferences) as soon as practicable after the incurrence of such lien.

8. Basic Maintenance Amount.

(d)
So long as RVMTP Shares are Outstanding, the Trust shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date, (i) Moody's Eligible Assets having an aggregate Discounted Value equal to or greater than the Basic Maintenance Amount (if Moody's is then rating the RVMTP Shares at the request of the Trust), (ii) Fitch Eligible Assets having an aggregate Discounted Value equal to or greater than the Basic Maintenance Amount (if Fitch is then rating the RVMTP Shares at the request of the Trust), and (iii) Other Rating Agency Eligible Assets having an aggregate Discounted Value equal to or greater than the Basic Maintenance Amount (if any Other Rating Agency is then rating the RVMTP Shares at the request of the Trust).

(e)
The Trust shall deliver to each Rating Agency which is then rating RVMTP Shares at the request of the Trust and any other party specified in the Rating Agency Guidelines all certificates that are set forth in the respective Rating Agency Guidelines regarding Minimum Asset Coverage, Basic Maintenance Amount and/or related calculations at such times and containing such information as set forth in the respective Rating Agency Guidelines (each, a "Rating Agency Certificate").  A failure by the Trust to deliver a Rating Agency Certificate with respect to the Basic Maintenance Amount shall be deemed to be delivery of a Rating Agency Certificate indicating the Discounted Value for all assets of the Trust is less than the Basic Maintenance Amount, as of the relevant Valuation Date; provided, however, that the Trust shall have the ability to cure such failure to deliver a Rating Agency Certificate within one day of receipt of notice from such Rating Agency that the Trust failed to deliver such Rating Agency Certificate.

9. Restrictions on Dividends and Other Distributions.

(a)	Dividends on Preferred Shares Other Than RVMTP Shares

. Except as set forth in the next sentence, no dividends shall be declared or paid or set apart for payment on the shares of any class or series of shares of beneficial interest in the Trust ranking, as to the payment of dividends, on a parity with RVMTP Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the shares of each Series of RVMTP Shares through their most recent Dividend Payment Date.  When dividends are not paid in full upon the RVMTP Shares through their most recent Dividend Payment Date or upon the shares of any other class or series of shares of beneficial interest in the Trust ranking on a parity as to the payment of dividends with RVMTP Shares through their most recent respective dividend payment dates, all dividends declared upon RVMTP Shares and any other such class or series of shares of beneficial interest ranking on a parity as to the payment of dividends with RVMTP Shares shall be declared pro rata so that the amount of dividends declared per share on RVMTP Shares and such other class or series of shares of beneficial interest in the Trust shall in all cases bear to each other the same ratio that accumulated dividends per share on the RVMTP Shares and such other class or series of shares of beneficial interest in the Trust bear to each other (for purposes of this sentence, the amount of dividends declared per RVMTP Share shall be based on the Applicable Rate for such RVMTP Share effective during the Dividend Periods during which dividends were not paid in full).

(b)	Dividends and Other Distributions With Respect to Common Shares Under the 1940 Act

. The Board of Trustees shall not declare any dividend (except a dividend payable in Common Shares), or declare any other distribution, upon the Common Shares, or purchase Common Shares, unless in every such case the Preferred Shares have, at the time of any such declaration or purchase, an asset coverage (as defined in and determined pursuant to the 1940 Act) of at least 200% (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares or stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock) after deducting the amount of such dividend, distribution or purchase price, as the case may be.

(c)	Other Restrictions on Dividends and Other Distributions

. For so long as any RVMTP Share is Outstanding, and except as set forth in Section 9(a) and Section 12(c) of this Statement of Preferences, (A) the Trust shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to the RVMTP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of the Common Shares or any other shares of the Trust ranking junior to or on a parity with the RVMTP Shares as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Trust ranking junior to the RVMTP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), or any such parity shares (except by conversion into or exchange for shares of the Trust ranking junior to or on a parity with RVMTP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless (i) full cumulative dividends on shares of each Series of RVMTP Shares through its most recently ended Dividend Period shall have been paid or shall have been declared and sufficient funds for the payment thereof deposited with the Tender and Paying Agent and (ii) the Trust has redeemed the full number of RVMTP Shares required to be redeemed by any provision for mandatory redemption pertaining thereto, and (B) the Trust shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to RVMTP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of Common Shares or any other shares of the Trust ranking junior to RVMTP Shares as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Trust ranking junior to RVMTP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless immediately after such transaction the Discounted Value of Moody's Eligible Assets (if Moody's is then rating the RVMTP Shares at the request of the Trust), Fitch Eligible Assets (if Fitch is then rating the RVMTP Shares at the request of the Trust) and Other Rating Agency Eligible Assets (if any Other Rating Agency is then rating the RVMTP Shares at the request of the Trust) would each at least equal the Basic Maintenance Amount.

10. Rating Agency Restrictions

.  For so long as any RVMTP Shares are Outstanding and any Rating Agency is then rating the RVMTP Shares at the request of the Trust, the Trust will not engage in certain proscribed transactions set forth in the Rating Agency Guidelines, unless it has received written confirmation from each such Rating Agency that proscribes the applicable transaction in its Rating Agency Guidelines that any such action would not impair the rating then assigned by such Rating Agency to a Series of RVMTP Shares.

11. Redemption.

(a)	Optional Redemption

.

(i)
Subject to the provisions of subparagraph (iii) of this paragraph (a), RVMTP Shares of any Series may be redeemed, at the option of the Trust, at any time upon at least ten (10) days' notice to the Holders, as a whole or from time to time in part, out of funds legally available therefor under Applicable Law and otherwise in accordance with Applicable Law, at the Redemption Price; provided, however, that RVMTP Shares are not redeemable by the Trust during the Initial Rate Period.

(ii)
If fewer than all of the Outstanding RVMTP Shares of a Series are to be redeemed pursuant to subparagraph (i) of this paragraph (a), the number of RVMTP Shares of such Series to be redeemed shall be selected either pro rata from the Holders of RVMTP Shares of such Series in proportion to the number of RVMTP Shares of such Series held by such Holders or by lot or other fair method as determined by the Trust's Board of Trustees.  The Trust's Board of Trustees will have the full power and authority to prescribe the terms and conditions upon which RVMTP Shares will be redeemed from time to time.

(iii)
The Trust may not on any date send a Notice of Redemption pursuant to Section 11(c) of this Statement of Preferences in respect of a redemption contemplated to be effected pursuant to this paragraph (a) unless on such date (A) the Trust has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable Redemption Date and having a Market Value not less than the amount due to Holders of RVMTP Shares by reason of the redemption of such RVMTP Shares on such Redemption Date and (B) the Discounted Value of Moody's Eligible Assets (if Moody's is then rating the RVMTP Shares at the request of the Trust), the Discounted Value of Fitch Eligible Assets (if Fitch is then rating the RVMTP Shares at the request of the Trust) and the Discounted Value of Other Rating Agency Eligible Assets (if any Other Rating Agency is then rating the RVMTP Shares at the request of the Trust) each at least equals the Basic Maintenance Amount, and would at least equal the Basic Maintenance Amount immediately subsequent to such redemption if such redemption were to occur on such date. For purposes of determining the amount due to Holders of RVMTP Shares in clause (A), to the extent such amount is not known to the Trust as of the date on which the Trust sent the Notice of Redemption, such amount may be estimated by the Trust in good faith; provided, that in estimating such amount, to the extent the Applicable Base Rate for any Rate Period (or portion thereof) between the date on which the Trust sent the Notice of Redemption and the Redemption Date is not known to the Trust, the Trust shall apply an Applicable Base Rate for such Rate Period (or portion thereof) equal to 150% of the Applicable Base Rate in effect as of the date on which the Trust sent the Notice of Redemption.  For purposes of determining in clause (B) of the preceding sentence whether the Discounted Value of Moody's Eligible Assets at least equals the Basic Maintenance Amount, the Moody's Discount Factors applicable to Moody's Eligible Assets shall be determined by reference to the first Exposure Period (as defined in the Moody's Guidelines) longer than the Exposure Period then applicable to the Trust, as described in the definition of Moody's Discount Factor herein.

(b)	Term/Mandatory Redemption

.

(i)
Term Redemption.  The Trust shall redeem, out of funds legally available therefor and otherwise in accordance with Applicable Law, all Outstanding RVMTP Shares on the Term Redemption Date at the Redemption Price.

(ii)
Failed Remarketing Mandatory Redemption.  The Trust also shall redeem, out of funds legally available therefor under Applicable Law and otherwise in accordance with Applicable Law, RVMTP Shares subject to Mandatory Redemption as a result of a Failed Remarketing on the dates and in the amounts and subject to the terms and conditions provided in Sections 3(f) and (g).

(iii)
Basic Maintenance Amount, Minimum Asset Coverage and Effective Leverage Ratio Mandatory Redemption.  The Trust also shall redeem, out of funds legally available therefor under Applicable Law and otherwise in accordance with Applicable Law, at the Redemption Price, certain of the RVMTP Shares, if the Trust fails to be in Major Covenant Compliance and such failure is not cured on or before the applicable Cure Date.  If a redemption pursuant to this Section 11(b)(iii) is to occur, the Trust shall cause a Notice of Redemption to be sent to Holders in accordance with Section 11(c) and cause to be deposited Deposit Securities or other sufficient funds, out of funds legally available therefor under Applicable Law and otherwise in accordance with Applicable Law, in trust with the Tender and Paying Agent or other applicable paying agent, in each case in accordance with the terms of the RVMTP Shares to be redeemed.  The number of RVMTP Shares to be redeemed shall be equal to the lesser of (A) the sum of (x) the minimum number of RVMTP Shares, together with all other Preferred Shares subject to redemption or retirement, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the date Notice of Redemption is sent to Holders and funds are deposited with the Tender and Paying Agent, would result in Major Covenant Compliance and (y) the number of additional RVMTP Shares the Trust may elect to simultaneously redeem (provided, however, that if there is no such minimum number of RVMTP Shares and other Preferred Shares the redemption or retirement of which would have such result, all RVMTP Shares and Preferred Shares then outstanding shall be redeemed), and (B) the maximum number of RVMTP Shares, together with all other Preferred Shares subject to redemption or retirement, that can be redeemed out of funds legally available therefor under Applicable Law and otherwise in accordance with the Declaration of Trust and Applicable Law.  In determining the RVMTP Shares required to be redeemed in accordance with the foregoing, the Trust shall allocate the number required to be redeemed to satisfy the Basic Maintenance Amount, the Minimum Asset Coverage or the Effective Leverage Ratio, as the case may be, pro rata, by lot or other fair method as determined by the Trust's Board of Trustees, among RVMTP Shares and other Preferred Shares (and, then, pro rata, by lot or other fair method as determined by the Trust's Board of Trustees, among each Series of RVMTP Shares) subject to redemption or retirement.  The Trust shall effect such redemption on the date fixed by the Trust therefor, which date shall not be earlier than ten (10) Business Days nor later than sixty (60) days after the applicable Cure Date; provided, however, if the Effective Leverage Ratio is greater than 75% on any day after the applicable Cure Date, the Trust will effect such redemption by sending on the next Business Day a Notice of Redemption to Holders pursuant to Section 11(c) designating a Redemption Date in ten days or, if such date is not a Business Day on the next succeeding Business Day, and cause to be deposited with the Tender and Paying Agent on such notice date Deposit Securities or other sufficient funds as described above sufficient to achieve Major Covenant Compliance after giving effect to such redemption.  If the Trust does not have funds legally available under Applicable Law for the redemption of all of the required number of RVMTP Shares and other Preferred Shares which are subject to redemption or retirement or the Trust otherwise is unable as a result of Applicable Law to effect such redemption on or prior to sixty (60) days after the applicable Cure Date, the Trust shall redeem those RVMTP Shares and other Preferred Shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption.  If fewer than all of the Outstanding RVMTP Shares of a Series are to be redeemed pursuant to this paragraph (b), the number of RVMTP Shares of such Series to be redeemed shall be redeemed pro rata, by lot or other fair method as determined by the Trust's Board of Trustees from the Holders of the RVMTP Shares of such Series in proportion to the number of RVMTP Shares of such Series held by such Holders.

(c)	Notice of Redemption

.  If the Trust shall determine or be required to redeem, in whole or in part, RVMTP Shares pursuant to paragraph (a) or (b) of this Section 11, the Trust will send a notice of redemption (the "Notice of Redemption"), by Electronic Means (or by first class mail, postage prepaid, in the case where the RVMTP Shares are in physical form) to Holders thereof, or request the Tender and Paying Agent, on behalf of the Trust to promptly do so by Electronic Means (or by first class mail, postage prepaid, in the case where the RVMTP Shares are in physical form) so long as the Notice of Redemption is furnished by the Trust to the Tender and Paying Agent in electronic format at least five (5) Business Days prior to the date a Notice of Redemption is required to be delivered to the Holders, unless a shorter period of time shall be acceptable to the Tender and Paying Agent.  A Notice of Redemption shall be sent to Holders not less than ten (10) days prior to the date fixed for redemption in such Notice of Redemption (the "Redemption Date").  Each such Notice of Redemption shall state: (i) the Redemption Date; (ii) the number of RVMTP Shares to be redeemed and the Series thereof; (iii) the CUSIP number for RVMTP Shares of such Series; (iv) the Redemption Price; (v) the place or places where the certificate(s), if any, for such shares (properly endorsed or assigned for transfer, if the Board of Trustees requires and the Notice of Redemption states) are to be surrendered for payment of the Redemption Price; (vi) that dividends on the RVMTP Shares to be redeemed will cease to accumulate from and after such Redemption Date; and (vii) the provisions of this Statement of Preferences under which such redemption is made. If fewer than all RVMTP Shares held by any Holder are to be redeemed, the Notice of Redemption delivered to such Holder shall also specify the number of RVMTP Shares to be redeemed from such Holder.  The Trust may provide in any Notice of Redemption relating to (i) an optional redemption contemplated to be effected pursuant to Section 11(a) of this Statement of Preferences or (ii) any redemption of RVMTP Shares not required to be redeemed pursuant to Section 11(b) of this Statement of Preferences in accordance with the terms therein that such redemption is subject to one or more conditions precedent not otherwise expressly stated herein and that the Trust shall not be required to effect such redemption unless each such condition has been satisfied at the time or times and in the manner specified in such Notice of Redemption. No defect in the Notice of Redemption or delivery thereof shall affect the validity of redemption proceedings, except as required by Applicable Law.

(d)	No Redemption Under Certain Circumstances

.  Notwithstanding the provisions of paragraphs (a) or (b) of this Section 11, if any dividends on RVMTP Shares of a Series (whether or not earned or declared) are in arrears, no RVMTP Shares of such Series shall be redeemed unless all Outstanding RVMTP Shares of such Series are simultaneously redeemed, and the Trust shall not otherwise purchase or acquire any RVMTP Shares of such Series; provided, however, that the foregoing shall not prevent the purchase or acquisition of Outstanding RVMTP Shares of such Series pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to Holders of all Outstanding RVMTP Shares of such Series.

(e)	Absence of Funds Available for Redemption

.  To the extent that any redemption for which Notice of Redemption has been provided is not made by reason of the absence of legally available funds therefor in accordance with the Declaration of Trust and Applicable Law, such redemption shall be made as soon as practicable to the extent such funds become available.  Failure to redeem RVMTP Shares shall be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Trust shall have failed, for any reason whatsoever, to deposit in trust with the Tender and Paying Agent the Redemption Price with respect to any shares for which such Notice of Redemption has been sent; provided, however, that the foregoing shall not apply in the case of the Trust's failure to deposit in trust with the Tender and Paying Agent the Redemption Price with respect to any shares where (1) the Notice of Redemption relating to such redemption provided that such redemption was subject to one or more conditions precedent and (2) any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption. Notwithstanding the fact that the Trust may not have redeemed RVMTP Shares for which a Notice of Redemption has been provided, dividends may be declared and paid on RVMTP Shares and shall include those RVMTP Shares for which a Notice of Redemption has been provided.

(f)	Tender and Paying Agent as Trustee of Redemption Payments by Trust

.  All moneys paid to the Tender and Paying Agent for payment of the Redemption Price of RVMTP Shares called for redemption shall be held in trust by the Tender and Paying Agent for the benefit of Holders of shares so to be redeemed. The Trust's obligation to pay the Redemption Price of RVMTP Shares called for redemption in accordance with this Statement of Preferences shall be satisfied upon payment of such Redemption Price by the Tender and Paying Agent to the Securities Depository on the relevant Redemption Date.

(g)	Shares for Which Notice of Redemption Has Been Given Are No Longer Outstanding

.  In connection with providing a Notice of Redemption pursuant to Section 11(c), the Trust shall irrevocably (except to the extent set forth below in this paragraph (g)) deposit with the Tender and Paying Agent, no later than 12:00 noon, New York City time, on a Business Day not less than ten (10) Business Days preceding the Redemption Date specified in such notice (the "Redemption Deposit Date"), Deposit Securities in an aggregate amount equal to the Redemption Price to be paid on the Redemption Date in respect of any RVMTP Shares that are subject to such Notice of Redemption; provided, that if such Redemption Price is not known to the Trust as of the Redemption Deposit Date, then the Trust shall deposit Deposit Securities in an aggregate amount equal to an estimate of the Redemption Price determined by the Trust in good faith; provided, further, that in estimating the Redemption Price, to the extent the Applicable Base Rate for any Rate Period (or portion thereof) between the Redemption Deposit Date and the Redemption Date is not known to the Trust as of the Redemption Deposit Date, the Trust shall apply an Applicable Base Rate for such Rate Period (or portion thereof) equal to 150% of the Applicable Base Rate in effect as of the Redemption Deposit Date.  Provided a Notice of Redemption has been provided pursuant to Section 11(c), upon the deposit with the Tender and Paying Agent of Deposit Securities in an amount sufficient to redeem the RVMTP Shares that are the subject of such notice pursuant to this Section 11(g), dividends on such RVMTP Shares shall cease to accumulate as of the Redemption Date and such RVMTP Shares shall no longer be deemed to be Outstanding for any purpose, and all rights of the Holders of the RVMTP Shares so called for redemption shall cease and terminate, except the right of such Holders to receive the Redemption Price, but without any interest or other additional amount, except as provided in Section 4 of this Statement of Preferences.  Upon surrender in accordance with the Notice of Redemption of the certificates for any RVMTP Shares so redeemed (properly endorsed or assigned for transfer, if the Board of Trustees shall so require and the Notice of Redemption shall so state), the Redemption Price shall be paid by the Tender and Paying Agent to the Holders of RVMTP Shares subject to redemption.  In the case that fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued, representing the unredeemed shares, without cost to the Holder thereof.  The Trust shall be entitled to receive from the Tender and Paying Agent, promptly after the date fixed for redemption, any cash or other Deposit Securities deposited with the Tender and Paying Agent in excess of (i) the aggregate Redemption Price of the RVMTP Shares called for redemption on such date and (ii) all other amounts to which Holders of RVMTP Shares called for redemption may be entitled pursuant to this Statement of Preferences.  Any funds so deposited that are unclaimed at the end of ninety (90) days from such Redemption Date shall, to the extent permitted by law, be repaid to the Trust, after which time the Holders of RVMTP Shares so called for redemption may look only to the Trust for payment of the Redemption Price and all other amounts to which they may be entitled pursuant to this Statement of Preferences.  The Trust shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the funds so deposited.

(h)	Compliance With Applicable Law

.  In effecting any redemption pursuant to this Statement of Preferences, the Trust shall use its best efforts to comply with all applicable conditions precedent to effecting such redemption under any Applicable Law, and shall effect no redemption except in accordance with Applicable Law.

(i)	Only Whole RVMTP Shares May Be Redeemed

.  In the case of any redemption pursuant to this Section 11, only whole RVMTP Shares shall be redeemed.

(j)	Modification of Redemption Procedures

.  Notwithstanding the foregoing provisions of this Section 11, the Trust may, in its sole discretion, modify the procedures set forth above with respect to notification of redemption for the RVMTP Shares, provided that such modification does not materially and adversely affect the Holders of the RVMTP Shares or cause the Trust to violate any law, rule or regulation, or shall in any way alter the obligations of the Tender and Paying Agent without the Tender and Paying Agent's prior written consent.  Furthermore, if in the sole discretion of the Board of Trustees, after consultation with counsel, modification of the foregoing redemption provisions (x) are permissible under the rules and regulations or interpretations of the SEC and under other Applicable Law and (y) would not cause a material risk as to the treatment of the RVMTP Shares as equity for U.S. federal income tax purposes, the Board of Trustees, without shareholder approval, by resolution may modify such redemption procedures.

12. Liquidation Rights.

(a)	Ranking

.  The RVMTP Shares shall rank on a parity with each other, with shares of any other Series of RVMTP Shares and with shares of any other series of Preferred Shares as to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust.

(b)	Distributions Upon Liquidation

.  Upon the dissolution, liquidation or winding up of the affairs of the Trust, whether voluntary or involuntary, the Holders of RVMTP Shares then Outstanding shall be entitled to receive and to be paid out of the assets of the Trust legally available for distribution to its shareholders under Applicable Law and otherwise in accordance with Applicable Law, before any payment or distribution shall be made on the Common Shares or on any other class of shares of the Trust ranking junior to the RVMTP Shares upon dissolution, liquidation or winding up, an amount equal to the Liquidation Preference with respect to such shares plus an amount equal to all dividends thereon (whether or not declared) accumulated but unpaid to (but not including) the date of final distribution in same day funds, together with any payments required to be made pursuant to Section 4 of this Statement of Preferences in connection with the liquidation of the Trust.  After the payment to the Holders of the RVMTP Shares of the full preferential amounts provided for in this paragraph (b), the Holders of RVMTP Shares as such shall have no right or claim to any of the remaining assets of the Trust.

(c)	Pro Rata Distributions

.  In the event the assets of the Trust available for distribution to the Holders of RVMTP Shares upon any dissolution, liquidation or winding up of the affairs of the Trust, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to Section 12(b), no such distribution shall be made on account of any shares of any other class or series of Preferred Shares ranking on a parity with the RVMTP Shares with respect to the distribution of assets upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the RVMTP Shares, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

(d)	Rights of Junior Shares

.  Subject to the rights of the holders of shares of any series or class or classes of shares ranking on a parity with the RVMTP Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust, after payment shall have been made in full to the Holders of the RVMTP Shares as provided in Section 12(b), but not prior thereto, any other series or class or classes of shares ranking junior to the RVMTP Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the RVMTP Shares shall not be entitled to share therein.

(e)	Certain Events Not Constituting Liquidation

.  Neither the sale of all or substantially all the property or business of the Trust, nor the merger, consolidation or reorganization of the Trust into or with any business or statutory trust, corporation or other entity nor the merger, consolidation or reorganization of any business or statutory trust, corporation or other entity into or with the Trust shall be a dissolution, liquidation or winding up, whether voluntary or involuntary, for the purposes of this Section 12.

13. Transfers.

(f)
Unless otherwise approved in writing by the Trust, a Beneficial Owner or Holder may sell, transfer or otherwise dispose of RVMTP Shares only in whole shares and only either (x) pursuant to a Remarketing in accordance with the Remarketing Procedures set forth in Appendix B to this Statement of Preferences or (y) from any Beneficial Owner or Holder or the Remarketing Agent, in each case, to persons it reasonably believes are (i) QIBs that are either registered closed-end management investment companies, the shares of which are traded on a national securities exchange ("Closed-End Funds"), banks, insurance companies, companies that are included in the S&P 500 Index (and their direct or indirect wholly-owned subsidiaries) or registered open-end management investment companies or (ii) tender option bond trusts in which all Beneficial Owners are QIBs that are Closed-End Funds, banks, insurance companies, companies that are included in the S&P 500 Index (and their direct or indirect wholly-owned subsidiaries) or registered open-end management investment companies, in each case, pursuant to Rule 144A of the Securities Act or another available exemption from registration under the Securities Act, in a manner not involving any public offering within the meaning of Section 4(a)(2) of the Securities Act.  Any transfer by a Beneficial Owner or Holder in violation of the foregoing restrictions shall be void ab initio and any transferee of RVMTP Shares transferred in violation of the foregoing restrictions shall be deemed to agree to hold all payments it received on any such improperly transferred RVMTP Shares in trust for the benefit of the transferor of such RVMTP Shares.

(g)	The Remarketing Agent may remarket RVMTP Shares to any QIB other than an investment company which is not registered as an "investment company" under the 1940 Act.

(h)
Notwithstanding clauses (a) and (b) above, the Trust may purchase out of funds legally available therefor under Applicable Law and otherwise in accordance with Applicable Law, RVMTP Shares in connection with Remarketings; provided that the RVMTP Shares held by the Trust at any point in time may not represent greater than 5.0% of the notional amount of the then-Outstanding RVMTP Shares; and, provided, further, that either any voting or consent rights with respect to the RVMTP Shares held by the Trust shall be transferred to a third party pursuant to a voting trust agreement or such RVMTP Shares held by the Trust shall be voted in the same manner and proportion as the RVMTP Shares over which the Trust does not have voting discretion.

(i)
If at any time the Trust is not furnishing information to the SEC pursuant to Section 13 or 15(d) of the Exchange Act, in order to preserve the exemption for resales and transfers under Rule 144A of the Securities Act, the Trust shall furnish, or cause to be furnished, to Holders of RVMTP Shares and prospective purchasers of RVMTP Shares, upon request, information with respect to the Trust satisfying the requirements of subsection (d)(4) of Rule 144A of the Securities Act.

14. Miscellaneous.

(a)	No Fractional Shares

.  No fractional RVMTP Shares shall be issued.

(b)	Status of RVMTP Shares Redeemed, Exchanged or Otherwise Acquired by the Trust

.  RVMTP Shares which are redeemed, exchanged or otherwise acquired by the Trust shall return to the status of authorized and unissued Preferred Shares without designation as to series.  Any RVMTP Shares which are provisionally delivered by the Trust to or for the account of an agent of the Trust or to or for the account of a purchaser of the RVMTP Shares, but for which final payment is not received by the Trust as agreed, shall return to the status of authorized and unissued RVMTP Shares.

(c)	Treatment of RVMTP Shares as Equity

.  The Trust shall, and each Holder and Beneficial Owner, by virtue of acquiring RVMTP Shares, is deemed to have agreed to, treat the RVMTP Shares as equity in the Trust for U.S. federal, state, local income and other tax purposes.

(d)	Board May Resolve Ambiguities

.  Subject to Section 6 of this Statement of Preferences and to the extent permitted by Applicable Law, the Board of Trustees may interpret and give effect to the provisions of this Statement of Preferences in good faith so as to resolve any inconsistency or ambiguity or to remedy any formal defect.  Notwithstanding anything expressed or implied to the contrary in this Statement of Preferences, but subject to Section 6, the Board of Trustees may amend this Statement of Preferences with respect to any Series of RVMTP Shares prior to the issuance of RVMTP Shares of such Series.

(e)	Headings Not Determinative

.  The headings contained in this Statement of Preferences are for convenience of reference only and shall not affect the meaning or interpretation of this Statement of Preferences.

(f)	Notices

.  All notices or communications, unless otherwise specified in the bylaws of the Trust or this Statement of Preferences, shall be sufficiently given if in writing and delivered in person, by Electronic Means or mailed by first-class mail, postage prepaid.

(g)	Tender and Paying Agent

.  The Trust shall use its commercially reasonable best efforts to engage at all times a Tender and Paying Agent to perform the duties specified in this Statement of Preferences.

(h)	Securities Depository

.  The Trust shall maintain settlement of RVMTP Shares in global book entry form through the Securities Depository.

(i)	Voluntary Bankruptcy

.  The Trust shall not file a voluntary application for relief under federal bankruptcy law or any similar application under state law for so long as the Trust is solvent and does not reasonably foresee becoming insolvent.

(j)	Applicable Law Restrictions and Requirements

.  Notwithstanding anything expressed or implied to the contrary in this Statement of Preferences, all dividends, redemptions, repurchases and other payments by the Trust on or in respect of the RVMTP Shares shall be paid only out of funds legally available therefor under Applicable Law and otherwise in accordance with Applicable Law.

(k)	Information

.  Without limitation of other provisions of this Statement of Preferences, the Trust shall deliver, or cause to be delivered by the Tender and Paying Agent, to each Holder:

(i)
as promptly as practicable after the preparation and filing thereof with the SEC, each annual and semi-annual report prepared with respect to the Trust, which delivery may be made by means of the electronic availability of any such document on a public website;

(ii)
notice of any change (including being put on Credit Watch or Watchlist), suspension or termination in or of the ratings on the RVMTP Shares by any NRSRO then rating the RVMTP Shares at the request of the Trust as promptly as practicable upon the occurrence thereof, to the extent such information is publicly available;

(iii)
notice of any failure to pay in full when due any dividend required to be paid by Section 2 of this Statement of Preferences that remains uncured for more than three (3) Business Days as soon as reasonably practicable, but in no event later than one (1) Business Day after expiration of the grace period;

(iv)
notice of insufficient deposit to provide for a properly noticed redemption or liquidation as soon as reasonably practicable, but in no event, later than two (2) Business Days after discovery of insufficient deposits, to the extent such information is publicly available;

(v)
notice of any failure to comply with (A) a provision of the Rating Agency Guidelines when failure continues for more than five (5) consecutive Business Days or (B) the Minimum Asset Coverage that continues for more than five (5) consecutive Business Days as soon as reasonably practicable after discovery of such failure, but in no event, later than one Business Day after the later of (x) the expiration of the grace period or (y) the earlier of (1) the discovery of such failure and (2) information confirming such failure becomes publicly available;

(vi)
notice of any change to any investment adviser or sub-adviser of the Trust within two (2) Business Days after a resignation or a notice of removal has been received from or sent to any investment adviser or sub-adviser; provided, however, that this clause shall not apply to personnel changes of the investment adviser or sub-adviser, to the extent such information is publicly available;

(vii)	notice of any proxy solicitation as soon as reasonably practicable, but in no event, later than five (5) Business Days after mailing thereof by the Trust's proxy agent;

(viii)
notice one Business Day after the occurrence thereof of (A) the failure of the Trust to pay the amount due on any senior securities or other debt at the time outstanding, and any period of grace or cure with respect thereto shall have expired; (B) the failure of the Trust to pay, or admitting in writing its inability to pay, its debts generally as they become due; or (C) the failure of the Trust to pay accumulated dividends on any additional preferred shares of beneficial interest in the Trust ranking pari passu with the RVMTP Shares, and any period of grace or cure with respect thereto shall have expired, in each case, to the extent such information is publicly available;

(ix)
notice of the occurrence of any Increased Rate Event and any subsequent cure thereof as soon as reasonably practicable, but in no event, later than five (5) days after knowledge of senior management of the Trust thereof; provided that the Trust shall not be required to disclose the reason for such Increased Rate Event unless such information is otherwise publicly available;

(x)
notice of any action, suit, proceeding or investigation formally commenced or threatened in writing against the Trust or the Investment Adviser in any court or before any governmental authority concerning this Statement of Preferences, the Declaration of Trust, the RVMTP Shares or any Related Document, as promptly as practicable, but in no event, later than ten (10) Business Days after knowledge of senior management of the Trust thereof, in each case, to the extent such information is publicly available;

(xi)
notice on each Monday, provided that if a Monday is not a Business Day, notice shall be given on the next succeeding Business Day, of the Trust's then current Effective Leverage Ratio and Minimum Asset Coverage as of the close of business on the immediately preceding Business Day which delivery may be made by means of posting on a publicly available section of the Trust's website; provided, further, that if the Trust's Effective Leverage Ratio exceeds 45% on a date after the Effective Leverage Ratio Cure Period has expired notice of the Trust's Effective Leverage Ratio shall be given on each Business Day as of the close of business on the immediately preceding Business Day;

(xii)	a report of portfolio holdings of the Trust as of the end of each month fifteen (15) days after the end of each month;

(xiii)
in the event the Trust is not in compliance with Section 7(a) or 7(b) of this Statement of Preferences as of the tenth (10th) Business Day of a month, a report of portfolio holdings of the Trust as of the tenth (10th) Business Day of such month by no later than the last Business Day of such month; and

(xiv)
when available, publicly available financial statements of the Trust's most recent fiscal year-end and the auditors' report with respect thereto, which shall present fairly, in all material respects, the financial position of the Trust at such date and for such period, in conformity with accounting principles generally accepted in the United States.

The Trust shall require the Investment Adviser to inform the Trust as soon as reasonably practicable after the Investment Adviser's knowledge or discovery of the occurrence of any of the items set forth in Sections 14(k)(ix) and 14(k)(x) of this Statement of Preferences.

(l)	Tax Status of the Trust

.  The Trust will use its best efforts to qualify as a Regulated Investment Company within the meaning of Section 851(a) of the Code and to qualify the dividends made with respect to the RVMTP Shares as tax-exempt dividends to the extent designated by the Trust.

(m)	Maintenance of Existence

.  At any time the RVMTP Shares are outstanding, the Trust shall use its best efforts to maintain its existence as a Delaware statutory trust under the laws of the State of Delaware, with requisite power to issue the RVMTP Shares and to perform its obligations under this Statement of Preferences and each other Related Document to which it is a party.

(n)	Compliance with Law

.  At any time the RVMTP Shares are outstanding, the Trust shall use commercially reasonable best efforts to comply with all laws, ordinances, orders, rules and regulations that are applicable to it if the failure to comply should reasonably be expected to have a material adverse effect on the Trust's ability to comply with its obligations under this Statement of Preferences, any of the RVMTP Shares, and the other Related Documents to which it is a party.

(o)	Maintenance of Approvals: Filings, Etc

.  At any time the RVMTP Shares are outstanding, the Trust shall at all times use commercially reasonable best efforts to maintain in effect, renew and comply with all the terms and conditions of all consents, filings, licenses, approvals and authorizations as are required under any Applicable Law for its performance of its obligations under this Statement of Preferences and the other Related Documents to which it is a party, except those as to which the failure to do so should not reasonably be expected to have a material adverse effect on the Trust's ability to comply with its obligations under this Statement of Preferences, the RVMTP Shares, and the other Related Documents to which it is a party.

(p)	1940 Act Registration

.  At any time the RVMTP Shares are outstanding, the Trust shall use best efforts to maintain its registration as a closed-end management investment company under the 1940 Act.

(q)	Compliance with Eligible Assets Definition

.  At any time the RVMTP Shares are outstanding, the Trust shall maintain policies and procedures that it believes are reasonably designed to ensure compliance with Section 7(c) of this Statement of Preferences.

(r)	Access to Information Relating to Compliance with Eligible Assets Definition

.  The Trust shall, upon request, provide a Beneficial Owner and such of its internal and external auditors and inspectors as a Beneficial Owner may from time to time designate, with reasonable access to publicly available information and records of the Trust relevant to the Trust's compliance with Section 7(c) of this Statement of Preferences, but only for the purposes of internal and external audit.

(s)	Purchase by Affiliates

.  The Trust shall not, nor shall it permit, or cause to be permitted, the Investment Adviser, or any account or entity over which the Trust or the Investment Adviser exercises discretionary authority or control or any of their respective affiliates (other than by the Trust, in the case of a redemption permitted by this Statement of Preferences, the RVMTP Shares which are subject to such redemption, are to be cancelled by the Trust upon such redemption), to purchase in the aggregate more than 25% of the Outstanding RVMTP Shares without the prior written consent of a Majority of the Holders of the RVMTP Shares Outstanding, and any such purchases shall be void ab initio.

(t)	Audits

.  The audits of the Trust's financial statements shall be conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States).

(u)	Applicable State Law for Trusts

.  For purposes of the section entitled "Designation" contained in this Statement of Preferences and of all of the provisions in this Statement of Preferences relating to any payment of dividends, purchase or redemption of shares, and payment and distribution to shareholders upon dissolution of the Trust on or in respect of the RVMTP Shares, including, without limitation, the definition of Increased Rate Event and Sections 2, 3, 4, 11, 12 and 14(j) of this Statement of Preferences, Applicable Law shall include sections 151, 160, 170, 173 and 281 of the Delaware General Corporation Law, including any successor provisions, as if the Trust were a Delaware corporation subject to the Delaware General Corporation Law and the RVMTP Shares were shares of a Delaware corporation subject to the Delaware General Corporation Law. Accordingly, and without limiting the scope of the preceding sentence, any payment of dividends, purchase or redemption of shares, and payment and distribution to shareholders upon dissolution of the Trust on or in respect of the RVMTP Shares, including, without limitation, pursuant to Sections 2, 3, 4, 11, and 12 of this Statement Preferences, shall be subject to the restrictions and limitations of sections 151, 160, 170, 173 and 281 of the Delaware General Corporation Law, including any successor provisions, as if the Trust were a Delaware corporation subject to the Delaware General Corporation Law.

(v)	Remarketing Agent

.  At all times when a Remarketing has been requested in accordance with the provisions of Section 3 until (and including) the Remarketing Date for such Remarketing, the Trust shall use commercially reasonable efforts to engage a Remarketing Agent in advance of such Remarketing Date, and such Remarketing Agent shall be a nationally recognized securities dealer with experience in remarketing variable-rate securities which shall use its best efforts to find purchasers who satisfy the requirements set forth in Section 13(a) of this Statement of Preferences for all RVMTP Shares properly tendered pursuant to such Remarketing.

(w)	Ratings

.  The Trust shall use its best efforts to cause the Rating Agencies to issue and maintain long-term credit ratings with respect to the RVMTP Shares for so long as any RVMTP Shares remain Outstanding (subject to the right to terminate or replace a Rating Agency as set forth in Section 6(g)).

15. Global Certificate

.

Prior to the commencement of a Voting Period, (i) all of the RVMTP Shares Outstanding from time to time shall be represented by one or more global certificates registered in the name of the Securities Depository or its nominee and countersigned by the Tender and Paying Agent and (ii) no registration of transfer of RVMTP Shares shall be made on the books of the Trust to any Person other than the Securities Depository or its nominee.

The foregoing restriction on registration of transfer shall be conspicuously noted on the face or back of the certificates of RVMTP Shares in such a manner as to comply with the requirements of Section 8-204 of the Uniform Commercial Code as in effect in the State of Delaware, or any successor provisions.

IN WITNESS WHEREOF, BlackRock Municipal Target Term Trust has caused these presents to be signed as of January 9, 2013 in its name and on its behalf by its Vice President and attested by its Assistant Secretary. Said officers of the Trust have executed this Statement as officers and not individually, and the obligations and rights set forth in this Statement are not binding upon any such officers, or the trustees or shareholders of the Trust, individually, but are binding only upon the assets and property of the Trust.

BLACKROCK MUNICIPAL TARGET TERM TRUST

By:                  /s/ Robert W. Crothers
Name:  Robert W. Crothers
Title:    Vice President
ATTEST:

/s/ Benjamin Archibald
Name: Benjamin Archibald
Title:   Assistant Secretary

Appendix A

ELIGIBLE ASSETS

On the Closing Date and at all times thereafter that the RVMTP Shares are Outstanding:

1.           "Eligible Assets" are defined to consist only of assets that conform to the following requirements as of the time of investment:

A.           Debt obligations.  The following debt obligations which are not in payment default at the time of investment:

i.
Debt obligations issued by a State, the District of Columbia or political subdivision thereof, including, but not limited to, limited obligation bonds, revenue bonds, and obligations that satisfy the requirements of Section 142(b)(1) of the Code issued by or on behalf of one or more States, or any public agency or authority of any State, or political subdivision of a State.

ii.
Debt obligations issued by a U.S. Territory or political subdivision thereof, including limited obligation bonds, revenue bonds, and obligations that satisfy the requirements of section 142(b)(1) of the Code issued by or on behalf of one or more U.S. Territories, or any public agency or authority of any U.S. Territory, or political subdivision of a U.S. Territory, which are rated in one of the four highest rating categories ("investment grade") by two or more NRSROs, or by one NRSRO if rated by only one NRSRO, or by one NRSRO, in the case of debt obligations that are Defeased Securities, or are determined by the Investment Adviser in good faith application of its internal credit rating standards to be the credit equivalent of investment grade.

iii.	Debt obligations of the United States.

iv.
Debt obligations issued, insured, or guaranteed by a department or an agency of the government of the United States, if the obligation, insurance, or guarantee commits the full faith and credit of the United States for the repayment of the obligation.

v.	Debt obligations of the Washington Metropolitan Area Transit Authority guaranteed by the U.S. Secretary of Transportation under Section 9 of the National Capital Transportation Act of 1969.

vi.	Debt obligations of the Federal Home Loan Banks.

vii.	Debt obligations, participations or other instruments of or issued by the Federal National Mortgage Association or the Government National Mortgage Association.

viii.	Debt obligations which are or ever have been sold by the Federal Home Loan Mortgage Corporation pursuant to sections 305 or 306 of the Federal Home Loan Mortgage Corporation Act.

ix.
Debt obligations of any agency named in 12 U.S.C. § 24 (Seventh) as eligible to issue obligations that a national bank may underwrite, deal in, purchase and sell for the bank's own account, including qualified Canadian government obligations.

x.
Debt obligations of issuers other than those specified in (i) through (ix) above that are rated in one of the three highest rating categories by two or more NRSROs, or by one NRSRO if the security has been rated by only one NRSRO and that are "marketable."  For these purposes, an obligation is "marketable" if:

•	it is registered under the Securities Act;

•	it is offered and sold pursuant to Rule 144A of the Securities Act; 17 CFR 230.144A; or

•	it can be sold with reasonable promptness at a price that corresponds reasonably to its fair value.

xi.
Certificates or other securities evidencing ownership interests in a municipal bond trust structure (generally referred to as a tender option bond structure) that invests in (a) debt obligations of the types described in (i) or (ii) above or (b) depository receipts reflecting ownership interests in accounts holding debt obligations of the types described in (i) or (ii) above which with respect to both (a) and (b) are rated, or credit enhanced by a third party that is rated, in one of the three highest rating categories by two or more NRSROs, or by one NRSRO if such debt obligations or depository receipts or third party credit enhancement providers have been rated by only one NRSRO.

An asset shall not fail to qualify as an Eligible Asset solely by virtue of the fact that:

•	it provides for repayment of principal and interest in any form including fixed and floating rate, zero interest, capital appreciation, discount, leases, and payment in kind; or

•	it is for long-term or short-term financing purposes.

B.           Derivatives

i.	Interest rate derivatives;

ii.	Swaps, futures, forwards, structured notes, options and swaptions related to Eligible Assets or on an index related to Eligible Assets; or

iii.	Credit default swaps.

C.           Other Assets

i.
Securities issued by other investment companies (open- or closed-end funds and exchange-traded funds) that invest exclusively in Eligible Assets, provided that such investments in the aggregate do not constitute more than 5% of the Trust's Managed Assets as of the time of investment; provided further, that notwithstanding the foregoing requirements of this clause (i), the Trust shall be permitted, subject to Applicable Law, to invest in securities issued by a money-market fund that (a) is registered under the 1940 Act, (b) is affiliated with the Investment Adviser and (c) invests exclusively in Eligible Assets.

ii.	Cash.

iii.	Repurchase agreements on assets described in 1(A) above.

iv.
Taxable fixed-income securities issued by an issuer described in Paragraph 1(A) (a "Permitted Issuer") that are not in default at the time of acquisition, acquired for the purpose of influencing control over such Permitted Issuer or creditor group of municipal bonds of such Permitted Issuer (a) the Trust already owns and (b) which have deteriorated or are expected shortly to deteriorate, with the expectation that such investment should enable the Trust to better maximize the value of its existing investment in such issuer, provided that the taxable fixed-income securities of such issuer so acquired do not constitute more than 0.5% of the Trust's Managed Assets as of the time of investment.

2.           At any time that RVMTP Shares are outstanding, for any investment company the securities of which are held by the Trust, the Trust will provide or make available the following information to the Holders within ten (10) days after the public quarterly release of such information and on the Closing Date (for the reporting period having ended most recently prior to the closing):

i.
the identity of the investment company and the CUSIP number, the number of shares owned, as of the end of the prior quarter, and the percentage of the investment company's equity represented by the Trust's investment, as of the end of the prior quarter;

ii.
a representation that each such investment company invests solely in "Eligible Assets", which representation may be based upon the affirmative representation of the underlying investment company's investment adviser; and

iii.	the information contained in the most recently released financial statements of each such underlying investment company relating to the portfolio holdings of each such investment company.

Appendix A-

Appendix B

REMARKETING

1.           Remarketing Procedures.

(a)           Pursuant to a Notice of Remarketing, the Trust may elect to cause a Mandatory Tender of RVMTP Shares and Beneficial Owners may elect to tender their RVMTP Shares (in one or more shares) for purchase at the Purchase Price on the Remarketing Date designated in the Notice of Remarketing (or if such day is not a Business Day, on the next succeeding Business Day) by an effective delivery of a Notice of Remarketing to the Tender and Paying Agent.  Each Notice of Remarketing shall be substantially in the form attached hereto as Annex A or Annex B, as applicable, and irrevocable (except as described below) and effective upon receipt.

(b)           Upon receipt of a Notice of Remarketing, the Tender and Paying Agent shall provide a copy of such notice to the Remarketing Agent and the Trust (if such Notice of Remarketing is from a Beneficial Owner) or the Holders (if such Notice of Remarketing is from the Trust), as applicable, as promptly as practicable by Electronic Means, but in no event later three (3) Business Days after date of receipt or deemed receipt of such Notice of Remarketing.

(c)           Any Notice of Remarketing delivered to the Tender and Paying Agent by the Trust or a Beneficial Owner or its Agent Member after 2:00 p.m., New York City time, shall be deemed to have been received by the Tender and Paying Agent on the next succeeding Business Day.  Each Rate Change Date must be separated by no less than six months. In the case of the occurrence of a Remarketing (or a Failed Remarketing) not associated with a Mandatory Tender, any Remarketing Date designated in another pending Notice of Remarketing shall be automatically extended by any Rate Change Date resulting from such intervening Remarketing (or Failed Remarketing), to the first Business Day occurring at least six months after such resulting Rate Change Date and the Tender and Paying Agent shall confirm such date with the applicable Beneficial Owner or its Agent.  Any pending Notice of Remarketing shall be cancelled upon the occurrence of a Rate Change Date resulting from a Rate Adjustment or Remarketing (or Failed Remarketing) associated with a Mandatory Tender.

(d)           The determination of the Tender and Paying Agent as to whether a Notice of Remarketing has been properly delivered pursuant to the foregoing paragraph (a) shall be conclusive and binding upon the Trust or the Beneficial Owner and its Agent Member, as applicable.

(e)	(i)	RVMTP Shares are subject to Mandatory Tender upon the occurrence of certain Remarketings described in the Statement of Preferences.

(ii)
So long as the RVMTP Shares are in book-entry form, any Mandatory Tender will be effected automatically through the book-entry system of the Securities Depository, without any action required on the part of Holders or Beneficial Owners.  Promptly following receipt of notice from the Tender and Paying Agent of its receipt of one or more Notices of Remarketing sufficient to result in a Mandatory Tender, and in any event within three (3) Business Days thereafter, the Trust, or the Tender and Paying Agent at the direction of the Trust (provided, that the Tender and Paying Agent may require up to two (2) Business Days prior notification by Electronic Means by the Trust), shall provide a Mandatory Tender Notice by Electronic Means to Notice Parties, specifying a Remarketing Date for all Outstanding RVMTP Shares.  Any notice given in respect of a Mandatory Tender under this Statement of Preferences will be conclusively presumed to have been duly given, whether or not the Holders receive such notice.

(iii)
Upon receipt of one or more Notices of Remarketing sufficient to result in a Mandatory Tender, all Outstanding RVMTP Shares automatically shall be subject to Mandatory Tender and delivered to the Tender and Paying Agent for purchase on the Remarketing Date by purchasers in the Remarketing in the event of a successful Remarketing.  In the event that RVMTP Shares are issued in certificated form and a Holder of RVMTP Shares fails to deliver such RVMTP Shares to which a Mandatory Tender relates on or prior to the Remarketing Date, the Holder of such RVMTP Shares shall not be entitled to any payment (including any accumulated but unpaid dividends thereon, whether or not earned or declared) other than the Purchase Price of such undelivered RVMTP Shares as of the scheduled Remarketing Date.  Any such undelivered RVMTP Shares will be deemed to be delivered to the Tender and Paying Agent, and the Tender and Paying Agent will place stop-transfer orders against the undelivered RVMTP Shares.  Any moneys held by the Tender and Paying Agent for the purchase of undelivered RVMTP Shares will be held in a separate account by the Tender and Paying Agent on its books and records, will not be invested, and will be held for the exclusive benefit of the Holder of such undelivered RVMTP Shares subject to any applicable abandoned property laws.  The undelivered RVMTP Shares will be deemed to be no longer Outstanding (except as to entitlement to payment of the Purchase Price), and the Trust will issue to the purchaser replacement RVMTP Shares certificates.

(f)           The Trust or a Beneficial Owner or its Agent Member that delivered a Notice of Remarketing may deliver in writing by email transmission (or if email transmission shall be unavailable, by other Electronic Means) to the Tender and Paying Agent, not later than 10:00 a.m., New York City time, on or prior to the Business Day immediately preceding the Remarketing Date, a notice to the effect that the Trust or such Beneficial Owner wishes to revoke its election to tender some or all of the RVMTP Shares that were specified in such Notice of Remarketing to be purchased (a "Notice of Revocation"); provided, however, that no such revocation shall be valid in the case of a Mandatory Tender unless the revocation of the Remarketing of all RVMTP Shares is specified.  Any Notice of Revocation delivered to the Tender and Paying Agent shall be promptly delivered by Electronic Means by the Tender and Paying Agent to the Remarketing Agent (with a copy to the Trust) by 12:00 noon, New York City time, on the Business Day immediately preceding the relevant Remarketing Date, and concurrently therewith, the Tender and Paying Agent shall promptly deliver notice of its receipt of a Notice of Revocation to the Holders.

(g)           The Remarketing Agent (following receipt of such Notice of Revocation) shall notify the Tender and Paying Agent, the Holders and the Trust of the number of RVMTP Shares specified in such Notice of Revocation that are subject to an agreement of sale pursuant to a Remarketing by Electronic Means not later than 2:00 p.m., New York City time, on the Business Day immediately preceding the Remarketing Date.  The Tender and Paying Agent shall contact the Remarketing Agent by Electronic Means by 1:45 p.m., New York City time, if such notification has not been received by such time. The Tender and Paying Agent shall deliver such notification to the Beneficial Owner or its Agent Member promptly following receipt from the Remarketing Agent, and in any event by 4:00 p.m., New York City time, on the Business Day immediately preceding the Remarketing Date.  Any such Notice of Revocation shall be effective (without further action on the part of the Beneficial Owner or its Agent Member) as a revocation of the Notice of Remarketing of the number of RVMTP Shares specified therein as being sought to be revoked, but (except as set forth below) only if and to the extent that the Remarketing Agent has not entered into an agreement to sell such RVMTP Shares.  A Notice of Revocation shall be effective as to the number of RVMTP Shares specified therein as having been revoked less the number of such RVMTP Shares in respect of which the Remarketing Agent has so notified the Tender and Paying Agent that it has entered into an agreement of sale.

2.           Remarketing Schedule.

(a)           In connection with any attempted Remarketing, all tendered RVMTP Shares shall be remarketed at the Purchase Price of such RVMTP Shares.  The proceeds of any sale of any remarketed RVMTP Shares by the Remarketing Agent relating to tendered RVMTP Shares shall be used by the Tender and Paying Agent for the purchase of the tendered RVMTP Shares at the Purchase Price, and the terms of the sale will provide for the wire transfer of such Purchase Price by the Remarketing Agent to be received by the Tender and Paying Agent no later than 11:00 a.m., New York City time, on the related Remarketing Date for payment to the Agent Member of the Beneficial Owner, in the case of Remarketing not associated with the Mandatory Tender, or Holder, in the case of a Mandatory Tender, tendering RVMTP Shares for sale through the Securities Depository in immediately available funds against delivery of the tendered RVMTP Shares to the Tender and Paying Agent through the Securities Depository, the delivery of such RVMTP Shares to the Tender and Paying Agent through the Securities Depository no later than 2:00 p.m., New York City time on the related Remarketing Date, and the re-delivery of such RVMTP Shares by means of "FREE" delivery through the Securities Depository to the Remarketing Agent for delivery to the purchaser's Agent Member through the Securities Depository by 3:00 p.m. New York City time on the related Remarketing Date.

(b)           By 2:00 p.m., New York City time, on the Business Day immediately preceding each Remarketing Date, the Remarketing Agent shall deliver a notice to the Tender and Paying Agent (and, at the direction of the Trust, concurrently therewith or as promptly as practicable thereafter, to each Beneficial Owner or Holder tendering RVMTP Shares that are the subject of such notice) (a "Preliminary Remarketing Notice"), by Electronic Means, that sets forth if the RVMTP Shares have been successfully remarketed for purchase on such Remarketing Date and the aggregate Purchase Price of such sold RVMTP Shares.  By 11:00 a.m., New York City time, on the Remarketing Date, the Remarketing Agent shall deliver to the Tender and Paying Agent (and, at the direction of the Trust, concurrently therewith or as promptly as practicable thereafter, to each Beneficial Owner or Holder tendering RVMTP Shares that are the subject of such notice) by Electronic Means final notification that either confirms whether there has been a successful Remarketing or whether a Failed Remarketing has occurred (a "Final Remarketing Notice").

(c)           Any funds paid by the Remarketing Agent and held in an account of the Tender and Paying Agent for the payment of the Purchase Price in connection with a Remarketing shall be held in trust (i) in the case of a Remarketing not associated with a Mandatory Tender, on the Remarketing Date for the benefit of the tendering Beneficial Owners or their Agent Members until the RVMTP Shares are delivered by the tendering Beneficial Owners or their Agent Members, and after the Remarketing Date, in trust for the benefit of the Remarketing Agent on account of purchasers purchasing in a Remarketing, for payment of the Purchase Price upon delivery of the RVMTP Shares or returned to the Remarketing Agent on account of purchasers purchasing in a Remarketing upon the Remarketing Agent's request and (ii) in the case of a Mandatory Tender, for the benefit of the tendering Holders until delivery of the RVMTP Shares by the tendering Holders against payment therefor.  Upon receipt of the RVMTP Shares from the tendering Beneficial Owners or their Agent Members, in the case of a Remarketing not associated with a Mandatory Tender, or from the tendering Holders, in the case of a Mandatory Tender, by the Tender and Paying Agent, the Tender and Paying Agent shall pay, subject to receipt of the Purchase Price by the Tender and Paying Agent in the form of remarketing proceeds from the Remarketing Agent, the Purchase Price for such RVMTP Shares to such tendering Beneficial Owner, Agent Member or Holder, as the case may be.  In accordance with and subject to the foregoing, the Tender and Paying Agent shall effect any such payment on the applicable Remarketing Date.

(d)           Except as otherwise expressly provided for herein, the purchase and delivery of tendered RVMTP Shares in the form of global securities and their Remarketing will be accomplished in accordance with the applicable procedures of the Securities Depository.

(e)           The Remarketing Agent and the Tender and Paying Agent each shall use commercially reasonable efforts to meet the timing requirements set forth above.  The Remarketing Agent may, in its sole discretion, modify the settlement procedures set forth above with respect to any Remarketing upon ten (10) days' prior written notice to the Notice Parties; provided that any such modification does not adversely affect any of the Notice Parties.

3.           Determination of Applicable Spread and Applicable Rate

.

(a)           The new Applicable Spread shall be determined by the Remarketing Agent on and as of each Applicable Spread Determination Date as the lowest spread (expressed as a percentage) that when added to the Applicable Base Rate together, the new Applicable Rate, under then-existing market conditions that in the Remarketing Agent's sole judgment would result in the RVMTP Shares on the first day of the Subsequent Rate Period immediately succeeding the Applicable Spread Determination Date having a market value equal to the Liquidation Preference thereof (plus accumulated but unpaid dividends thereon, whether or not earned or declared).  Such determination shall be conclusive and binding upon the interested parties.  The new Applicable Rate shall not be more than the Maximum Rate or, in the case of a Remarketing not associated with a Mandatory Tender, the new Applicable Spread shall not be less than the current Applicable Spread.

(b)           The Remarketing Agent shall establish the new Applicable Spread by 5:00 p.m., New York City time, on each Applicable Spread Determination Date to the nearest one-thousandth (0.001) of one percent per annum for the Subsequent Rate Period.  The new Applicable Spread shall be in effect from and including the related Remarketing Date to and excluding the following Rate Change Date.  The Remarketing Agent shall make the new Applicable Spread available after 5:00 p.m., New York City time, on the Applicable Spread Determination Date by Electronic Means to the Trust, the Tender and Paying Agent and the Holders.

(c)           In the event the Remarketing Agent does not or is unable to determine the Applicable Spread, or if there is no Remarketing Agent, the Applicable Spread shall be the Failed Remarketing Spread.

4.           Failed Remarketing Condition

.  In the event of a Failed Remarketing, pursuant to the Tender and Paying Agent Agreement, the Tender and Paying Agent shall promptly provide notice of a Failed Remarketing, but in any event no later than the Business Day following receipt by the Tender and Paying Agent of notice from the Remarketing Agent of the occurrence of such Failed Remarketing, by Electronic Means (or by first class mail, postage prepaid, in the case where the RVMTP Shares are in physical form) to the Holders (with a copy to the Trust).

5.           Purchase of RVMTP Shares by Remarketing Agent

.  The Remarketing Agent in its sole discretion may purchase for its own account RVMTP Shares in a Remarketing; however, the Remarketing Agent shall not be obligated to purchase any RVMTP Shares that would otherwise remain unsold in a Remarketing.  None of the Trust, the Tender and Paying Agent or any Remarketing Agent shall be obligated in any case to provide funds to make payment to a Beneficial Owner or its Agent Member upon such Beneficial Owner's tender of its RVMTP Shares in a Remarketing unless, in each case, such RVMTP Shares were acquired for the account of the Trust, the Tender and Paying Agent or the Remarketing Agent.

Appendix B-

Annex A

NOTICE OF REMARKETING FROM A BENEFICIAL OWNER

[Date]

The Bank of New York Mellon

Corporate Trust Division

Dealing and Trading Group

101 Barclay Street, Floor 7W

New York, NY 10286

Fax:  (212) 815-2830

Email:  blackrocktenders@bnymellon.com

[or to such other Person and/or address or telecopy number or email address as the Tender and Paying Agent and/or the Trust may specify for the purpose by notice to the Notice Parties]

Re:	BlackRock Municipal Target Term Trust

Remarketable Variable Rate Muni Term Preferred Shares (the "RVMTP Shares")

1.     Pursuant to Statement of Preferences of the Remarketable Variable Rate Muni Term Preferred Shares dated January 9, 2013 (the "Statement of Preferences") of BlackRock Municipal Target Term Trust, a closed-end investment company organized as a Delaware statutory trust, the undersigned Holder, Beneficial Owner or Agent Member hereby notifies you that such Holder, Beneficial Owner or Agent Member, as applicable, hereby requests a Remarketing be effected on the Remarketing Date in _____________________, _____ of the following RVMTP Shares:

RVMTP Shares Series	CUSIP Number	Number of RVMTP Shares to be Remarketed
[●]	[●]	[●]

2.           [The undersigned hereby represents that it is requesting a Remarketing of all of the RVMTP Shares held by the undersigned.]1

3.           The undersigned hereby acknowledges that this Notice of Remarketing is being provided by 2:00 p.m., New York City time, on a Business Day no earlier than the later of (1) 90 days after the date of this Notice of Remarketing or (2) six months following the most recent Rate Change Date or Closing Date, by email transmission or facsimile transmission to the Trust and to the Tender and Paying Agent.

4.           The undersigned hereby acknowledges that it is required to deliver the RVMTP Shares that are the subject of this Notice of Remarketing (if such Notice of Remarketing has not been duly revoked) on or before 2:00 p.m., New York City time, on the Remarketing Date.

5.           The undersigned hereby acknowledges that any Remarketing by Beneficial Owners of at least a Majority of the RVMTP Shares or any Remarketing caused by the Trust will result in a Mandatory Tender and Remarketing of all RVMTP Shares.

6.           The undersigned hereby acknowledges that a Failed Remarketing in connection with a Mandatory Tender will result in all Holders retaining their RVMTP Shares at the Failed Remarketing Rate for Mandatory Tenders and that a Failed Remarketing not in connection with a Mandatory Tender will result in all Holders retaining their RVMTP Shares at the Failed Remarketing Rate for Remarketings not associated with a Mandatory Tender.

7.           The undersigned hereby represents that it is the Beneficial Owner, or it is acting on behalf of the Beneficial Owner, of the RVMTP Shares subject to this Notice of Remarketing.

Capitalized terms used herein shall have the meanings given to them in or by reference to the Statement of Preferences.

The name and DTC Participant No. of the Agent Member tendering on behalf of itself or the Beneficial Owner is:

Name of Agent Member ______________________

DTC Participant No. of Agent Member: _________________________

Beneficial Owner's account number: ____________________________

Broker Number: ____________________________

The person to contact at the Beneficial Owner or its Agent Member and the related contact information are as follows:

Name: _________________________________________

Telephone No: __________________________________

Email address: __________________________________

Dated: ______________________

[Complete applicable signature block below.]

Print name of Holder or Beneficial Owner

By:

Name:

Title:

[OR]

Print name of Agent Member

By:

Name:

Title:

1
The undersigned must include this representation if the amount of RVMTP Shares requested by the undersigned to be remarketed pursuant this Notice of Remarketing has an aggregate liquidation preference of less than $100,000,000.

Annex A-

Annex B

NOTICE OF REMARKETING FROM THE TRUST

BlackRock Municipal Target Term Trust
(the "Trust")
Remarketable Variable Rate Muni Term Preferred Shares ("RVMTP SHARES")

CUSIP No.: 09257P 204*

[Date]

In accordance with the Trust's Statement of Preferences of the Remarketable Variable Rate Muni Term Preferred Shares dated January 9, 2013 (the "Statement of Preferences"), the Trust hereby notifies the Holders of the RVMTP Shares and the Tender and Paying Agent of a Mandatory Tender of the Outstanding RVMTP Shares for Remarketing on the Remarketing Date in _______________, 20___.

Under the Statement of Preferences, all Outstanding RVMTP Shares automatically will be subject to Mandatory Tender and delivered to the Tender and Paying Agent for purchase on the designated Remarketing Date by purchasers in the Remarketing in the event of a successful Remarketing or in the event of a Failed Remarketing, the Holders shall continue to hold their RVMTP Shares at the Failed Remarketing Rate until the next succeeding Rate Change Date.

In the event that RVMTP Shares are issued in certificated form and a Holder of RVMTP Shares fails to deliver such RVMTP Shares to which a Mandatory Tender relates on or prior to the Remarketing Date, the Holder of such RVMTP Shares will not be entitled to any payment (including any accumulated but unpaid dividends thereon, whether or not earned or declared) other than the Purchase Price of such undelivered RVMTP Shares as of the scheduled Remarketing Date.  Any such undelivered RVMTP Shares will be deemed to be delivered to the Tender and Paying Agent, and the Tender and Paying Agent will place stop-transfer orders against the undelivered RVMTP Shares.  Any moneys held by the Tender and Paying Agent for the purchase of undelivered RVMTP Shares will be held in a separate account by the Tender and Paying Agent, will not be invested, and will be held for the exclusive benefit of the Holder of such undelivered RVMTP Shares.  The undelivered RVMTP Shares will be deemed to be no longer Outstanding (except as to entitlement to payment of the Liquidation Preference of such RVMTP Shares (including any accumulated but unpaid dividends thereon, whether or not earned or declared)), and the Trust will issue to the purchaser replacement RVMTP Share certificates.

Any notice given to Holders in respect of a Mandatory Tender shall be conclusively presumed to have been duly given, whether or not the Holders receive such notice.

Terms used herein and not otherwise defined shall have the meanings given to such terms in the Statement of Preferences.

*
NOTE: Neither the Trust nor the Tender and Paying Agent shall be responsible for the selection or use of the CUSIP numbers selected, nor is any representation made as to its correctness indicated in any notice or as printed on any RVMTP Share certificate.  It is included solely as a convenience to Holders of RVMTP Shares.

Annex B-

Annex C

NOTICE OF

RECEIPT OF NOTICE OF REMARKETING

BlackRock Municipal Target Term Trust
(the "Trust")
Remarketable Variable Rate Muni Term Preferred Shares ("RVMTP SHARES")

CUSIP No.: 09257P 204*

[Date]

In accordance with the Trust's Statement of Preferences of the Remarketable Variable Rate Muni Term Preferred Shares dated January 9, 2013 (the "Statement of Preferences"), the Tender and Paying Agent hereby notifies the Trust, the Remarketing Agent and the Holders of the RVMTP Shares that it has received a Notice of Remarketing on __________________, ______ requesting a Remarketing be effected on the Remarketing Date in _____________________, ______  of the following RVMTP Shares:

RVMTP Shares Series	CUSIP Number	Number of RVMTP Shares to be Remarketed
[●]

Terms used herein and not otherwise defined shall have the meanings given to such terms in the Statement of Preferences.

*
NOTE: Neither the Trust nor the Tender and Paying Agent shall be responsible for the selection or use of the CUSIP numbers selected, nor is any representation made as to its correctness indicated in any notice or as printed on any RVMTP Share certificate.  It is included solely as a convenience to Holders of RVMTP Shares.

Annex C-

Annex D

MANDATORY TENDER NOTICE

BlackRock Municipal Target Term Trust
(the "Trust")
Remarketable Variable Rate Muni Term Preferred Shares ("RVMTP SHARES")

CUSIP No.: 09257P 204*

[Date]

In accordance with the Trust's Statement of Preferences of the Remarketable Variable Rate Muni Term Preferred Shares dated January 9, 2013 (the "Statement of Preferences"), the Trust hereby notifies the Tender and Paying Agent, the Remarketing Agent and the Holders of the RVMTP Shares that it has received one or more notices of Remarketing sufficient to result in a Mandatory Tender, and that a Mandatory Tender of the Outstanding RVMTP Shares shall occur on the Remarketing Date in _______________, 20___.

Under the Statement of Preferences, all Outstanding RVMTP Shares will be subject to Mandatory Tender and delivered to the Tender and Paying Agent for purchase on the designated Remarketing Date by purchasers in the Remarketing in the event of a successful Remarketing or in the event of a Failed Remarketing, the Holders shall continue to hold their RVMTP Shares at the Failed Remarketing Rate until the next succeeding Rate Change Date.

In the event that RVMTP Shares are issued in certificated form and a Holder of RVMTP Shares fails to deliver such RVMTP Shares to which a Mandatory Tender relates on or prior to the Remarketing Date, the Holder of such RVMTP Shares will not be entitled to any payment (including any accumulated but unpaid dividends thereon, whether or not earned or declared) other than the Purchase Price of such undelivered RVMTP Shares as of the scheduled Remarketing Date.  Any such undelivered RVMTP Shares will be deemed to be delivered to the Tender and Paying Agent, and the Tender and Paying Agent will place stop-transfer orders against the undelivered RVMTP Shares.  Any moneys held by the Tender and Paying Agent for the purchase of undelivered RVMTP Shares will be held in a separate account by the Tender and Paying Agent, will not be invested, and will be held for the exclusive benefit of the Holder of such undelivered RVMTP Shares.  The undelivered RVMTP Shares will be deemed to be no longer Outstanding (except as to entitlement to payment of the Liquidation Preference of such RVMTP Shares (including any accumulated but unpaid dividends thereon, whether or not earned or declared)), and the Trust will issue to the purchaser replacement RVMTP Share certificates.

Any notice given to Holders in respect of a Mandatory Tender shall be conclusively presumed to have been duly given, whether or not the Holders receive such notice.

Terms used herein and not otherwise defined shall have the meanings given to such terms in the Statement of Preferences.

*
NOTE: Neither the Trust nor the Tender and Paying Agent shall be responsible for the selection or use of the CUSIP numbers selected, nor is any representation made as to its correctness indicated in any notice or as printed on any RVMTP Share certificate.  It is included solely as a convenience to Holders of RVMTP Shares.

Annex C-